
                                                                     Exhibit 2.1
                                                                  EXECUTION COPY

                ------------------------------------------------


                      AGREEMENT AND PLAN OF REORGANIZATION

                                 by and between

                        PROVIDENT BANKSHARES CORPORATION

                                       and

                        SOUTHERN FINANCIAL BANCORP, INC.

                          Dated as of November 3, 2003

                ------------------------------------------------


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                               TABLE OF CONTENTS
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
I.    THE MERGER ...............................................................................  2

      Section 1.1.  Merger .....................................................................  2

      Section 1.2.  Articles of Incorporation, Bylaws and Facilities of Continuing Corporation .  2

      Section 1.3.  Board of Directors and Officers of Continuing Corporation ..................  2

      Section 1.4.  Effect of Merger ...........................................................  2

      Section 1.5.  Liabilities of Continuing Corporation ......................................  3

      Section 1.6.  Ratification by Shareholders ...............................................  3

      Section 1.7.  Tax Consequences ...........................................................  3

II.   CONSIDERATION AND EXCHANGE PROCEDURES ....................................................  4

      Section 2.1.  Merger Consideration .......................................................  4

      Section 2.2.  Treatment of Southern Financial Stock Options ..............................  4

      Section 2.3.  Dissenting Shares ..........................................................  5

      Section 2.4.  Exchange of Shares .........................................................  6

III.  REPRESENTATIONS AND WARRANTIES OF SOUTHERN FINANCIAL .....................................  7

      Section 3.1.  Organization ...............................................................  8

      Section 3.2.  Capitalization .............................................................  8

      Section 3.3.  Approvals; Authority .......................................................  9

      Section 3.4.  Investments ................................................................  9

      Section 3.5.  Financial Statements .......................................................  9

      Section 3.6.  Loan Portfolio ............................................................. 10

      Section 3.7.  Certain Loans and Related Matters .......................................... 10

      Section 3.8.  Real Property Owned or Leased .............................................. 11

      Section 3.9.  Personal Property .......................................................... 12

      Section 3.10. Environmental Laws ......................................................... 12

      Section 3.11. Litigation and Other Proceedings ........................................... 13

      Section 3.12. Taxes ...................................................................... 13

      Section 3.13. Contracts and Commitments .................................................. 14

      Section 3.14. Insurance .................................................................. 15

      Section 3.15. No Conflict With Other Instruments ......................................... 16
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                                TABLE OF CONTENTS
                                  (continued)
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
      Section 3.16. Laws and Regulatory Filings ................................................ 16

      Section 3.17. Absence of Certain Changes ................................................. 16

      Section 3.18. Employment Relations ....................................................... 17

      Section 3.19. Employee Benefit Plans ..................................................... 17

      Section 3.20. Deferred Compensation Arrangements ......................................... 18

      Section 3.21. Brokers and Finders ........................................................ 18

      Section 3.22. Accounting Controls ........................................................ 18

      Section 3.23. Securities and Exchange Commission Reporting Obligations ................... 19

      Section 3.24. Outstanding Trust Preferred Securities of Subsidiary Trusts ................ 19

      Section 3.25. Community Reinvestment Act ................................................. 20

      Section 3.26. Shareholders' List ......................................................... 20

      Section 3.27. Fairness Opinion ........................................................... 20

      Section 3.28. Pending Acquisitions ....................................................... 20

      Section 3.29. Southern Financial Information ............................................. 20

IV.   REPRESENTATIONS AND WARRANTIES OF BANKSHARES ............................................. 21

      Section 4.1.  Organization ............................................................... 21

      Section 4.2.  Capitalization ............................................................. 21

      Section 4.3.  Approvals; Authority ....................................................... 21

      Section 4.4.  No Conflict With Other Instruments ......................................... 22

      Section 4.5.  Financial Statements ....................................................... 22

      Section 4.6.  Litigation and Other Proceedings ........................................... 22

      Section 4.7.  Securities and Exchange Commission Reporting Obligations ................... 23

      Section 4.8.  Accounting Controls ........................................................ 23

      Section 4.9.  Bankshares Employee Benefit Plans .......................................... 23

      Section 4.10. Regulatory Approvals; Tax Opinion .......................................... 24

      Section 4.11. Taxes ...................................................................... 24

      Section 4.12. Absence of Certain Changes ................................................. 24

      Section 4.13. Insurance .................................................................. 25

      Section 4.14. Laws and Regulatory Filings ................................................ 25


                                      -ii-

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                Page
      Section 4.15. Community Reinvestment Act ................................................. 25

      Section 4.16. Allowance for Loan Losses .................................................. 25

      Section 4.17. Environmental Matters ...................................................... 25

      Section 4.18. Brokers and Finders ........................................................ 26

      Section 4.19. Ability to Pay Merger Consideration ........................................ 26

      Section 4.20. Bankshares Information ..................................................... 26

V.    COVENANTS OF SOUTHERN FINANCIAL .......................................................... 26

      Section 5.1.  Shareholder Approval and Reasonable Best Efforts ........................... 26

      Section 5.2.  Activities of Southern Financial Pending Closing ........................... 26

      Section 5.3.  Access to Properties and Records ........................................... 29

      Section 5.4.  Information for Regulatory Applications and SEC Filings .................... 30

      Section 5.5.  Standstill Provision ....................................................... 30

      Section 5.6.  Affiliates' Letters ........................................................ 31

      Section 5.7.  Certain Policies and Actions of Southern Financial ......................... 31

      Section 5.8.  Completion of the Essex Merger ............................................. 31

      Section 5.9.  Trust Preferred Issues ..................................................... 32

VI.   COVENANTS OF BANKSHARES .................................................................. 32

      Section 6.1.  Shareholder Approval and Best Efforts ...................................... 32

      Section 6.2.  Activities of Bankshares Pending Closing ................................... 32

      Section 6.3.  Information for Regulatory Applications and Proxy Solicitation ............. 33

      Section 6.4.  Registration Statement ..................................................... 33

      Section 6.5.  Applications ............................................................... 34

      Section 6.6.  Nasdaq Listing ............................................................. 34

      Section 6.7.  Rule 144 Compliance ........................................................ 34

      Section 6.8.  Issuance of Bankshares Common Stock ........................................ 34

      Section 6.9.  Indemnification; Insurance ................................................. 34

      Section 6.10. Assumption of Southern Financial Stock Options ............................. 36

      Section 6.11. Supplemental Indentures .................................................... 36

      Section 6.12. Certain Employee Matters ................................................... 37

      Section 6.13. Appointment of Directors ................................................... 37


                                      -iii-

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                                TABLE OF CONTENTS
                                   (continued)
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                                                                                                Page
VII.  MUTUAL COVENANTS OF BANKSHARES AND SOUTHERN FINANCIAL ...................................  37

      Section 7.1.  Notification; Updated Disclosure Schedules ................................  37

      Section 7.2.  Confidentiality ...........................................................  37

      Section 7.3.  Publicity .................................................................  38

      Section 7.4.  Employee Benefit Plans ....................................................  38

VIII. CLOSING                                                                                    39

      Section 8.1.  Closing ...................................................................  39

      Section 8.2.  Effective Time ............................................................  39

IX.   TERMINATION                                                                                39

      Section 9.1.  Termination ...............................................................  39

      Section 9.2.  Effect of Termination .....................................................  43

      Section 9.3.  Termination Fee ...........................................................  43

X.    CONDITIONS TO OBLIGATIONS OF BANKSHARES .................................................  44

      Section 10.1. Compliance with Representations and Warranties ............................  44

      Section 10.2. Performance of Obligations ................................................  44

      Section 10.3. The Essex Merger ..........................................................  44

XI.   CONDITIONS TO OBLIGATIONS OF SOUTHERN FINANCIAL .........................................  44

      Section 11.1. Compliance with Representations and Warranties ............................  45

      Section 11.2. Performance of Obligations ................................................  45

XII.  CONDITIONS TO RESPECTIVE OBLIGATIONS OF BANKSHARES and SOUTHERN FINANCIAL ...............  45

      Section 12.1. Government Approvals ......................................................  45

      Section 12.2. Shareholder Approval ......................................................  45

      Section 12.3. Tax Opinion ...............................................................  45

      Section 12.4. Registration of Bankshares Common Stock ...................................  45

      Section 12.5. Listing of Bankshares Common Stock ........................................  46

XIII. MISCELLANEOUS                                                                              46

      Section 13.1. Definitions ...............................................................  46

      Section 13.2. Non-Survival of Representations and Warranties ............................  46

      Section 13.3. Amendments ................................................................  46
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                                TABLE OF CONTENTS
                                   (continued)
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
      Section 13.4.  Expenses .................................................................  47

      Section 13.5.  Notices ..................................................................  47

      Section 13.6.  Controlling Law ..........................................................  48

      Section 13.7.  Headings .................................................................  48

      Section 13.8.  Modifications or Waiver ..................................................  48

      Section 13.9.  Severability .............................................................  48

      Section 13.10. Assignment ...............................................................  48

      Section 13.11. Consolidation of Agreements ..............................................  48

      Section 13.12. Counterparts .............................................................  48

      Section 13.13. Binding on Successors ....................................................  49

      Section 13.14. Gender ...................................................................  49

      Section 13.15. Disclosures ..............................................................  49

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization ("Agreement") dated as of November 3, 2003 is by and among Provident Bankshares Corporation, a Maryland corporation ("Bankshares"), and Southern Financial Bancorp, Inc., Warrenton, Virginia, a Virginia corporation ("Southern Financial").

     WHEREAS, Southern Financial is a party to an Agreement and Plan of Reorganization dated as of July 24, 2003 by and among Southern Financial, Essex Bancorp, Inc. ("Essex") and Essex Home Mortgage Servicing Corporation ("LoanCare") providing for, among other things, the spin-off of LoanCare to the shareholders of Essex and the merger (the "Essex Merger") of Essex with and into Southern Financial (the "Essex Merger Agreement"); and

     WHEREAS, Southern Financial desires to complete the Essex Merger and to affiliate with Bankshares, and Bankshares desires to permit the completion of the Essex Merger and to affiliate with Southern Financial in the manner provided in this Agreement; and

     WHEREAS, Bankshares and Southern Financial believe that the acquisition of Southern Financial by Bankshares in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective shareholders; and

     WHEREAS, Bankshares and Southern Financial intend the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and

     WHEREAS, the respective Boards of Directors of Bankshares and Southern Financial have approved this Agreement and the transactions proposed herein substantially on the terms and conditions set forth in this Agreement; and

     WHEREAS, as a condition and inducement to Bankshares' willingness to enter into this Agreement, each of the members of the Board of Directors of Southern Financial has entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he or she will vote his or her shares of Southern Financial Common Stock in favor of this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of such premises and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                  INTRODUCTION

     This Agreement provides for the merger of Southern Financial with and into Bankshares with Bankshares as the survivor (the "Merger"), all pursuant to this Agreement. In connection with the Merger, all of the issued and outstanding shares of common stock, $0.01 par value, of Southern Financial ("Southern Financial Common Stock") shall be exchanged for such consideration as set forth in this Agreement. As soon as practicable after the execution and delivery of this Agreement, Provident Bank, a wholly owned subsidiary of Bankshares, and Southern Financial Bank, a wholly owned subsidiary of Southern Financial, shall enter into a Plan of Bank Merger, pursuant to which Southern Financial Bank will merge with and into Provident Bank (the "Bank Merger"). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

                                 I. THE MERGER

     Section 1.1. Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 8.2 of this Agreement), Southern Financial shall be merged with and into Bankshares (which, as the surviving corporation, is hereinafter referred to as "Continuing Corporation" whenever reference is made to it at or after the Effective Time) pursuant to the provisions of and with the effect provided for in Maryland General Corporation Law and the Virginia Stock Corporation Act (the "Virginia Act").

     Section 1.2. Articles of Incorporation, Bylaws and Facilities of Continuing Corporation. At the Effective Time and until thereafter amended in accordance with applicable law, the Articles of Incorporation of Continuing Corporation shall be the Articles of Incorporation of Bankshares as in effect at the Effective Time. Until altered, amended or repealed as therein provided and in the Articles of Incorporation of Continuing Corporation, the Bylaws of Continuing Corporation shall be the Bylaws of Bankshares as in effect at the Effective Time. Unless and until changed by the Board of Directors of Continuing Corporation, the main office of Continuing Corporation shall be the main office of Bankshares as of the Effective Time. The established offices and facilities of the Southern Financial immediately prior to the Merger shall become established offices and facilities of Continuing Corporation. Until thereafter changed in accordance with law or the Articles of Incorporation or Bylaws of Continuing Corporation, all corporate acts, plans, policies, contracts, approvals and authorizations of Southern Financial and Bankshares and their respective shareholders, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Continuing Corporation and shall be as effective and binding thereon as the same were with respect to Southern Financial and Bankshares, respectively, as of the Effective Time.

     Section 1.3. Board of Directors and Officers of Continuing Corporation. At the Effective Time and until thereafter changed in accordance with the law or the Articles of Incorporation or Bylaws of Continuing Corporation, the members of the Board of Directors of Bankshares at the Effective Time and the two members of the Board of Directors of Southern Financial designated in Section
6.13 hereof to serve on the Board of Directors of Bankshares shall become the Board of Directors of Continuing Corporation. At the Effective Time and until thereafter changed in accordance with the law or the Articles of Incorporation or Bylaws of Continuing Corporation, the senior officers of Bankshares immediately prior to the Effective Time shall become the officers of Continuing Corporation.

     Section 1.4. Effect of Merger. At the Effective Time, the corporate existence of Southern Financial and Bankshares shall, as provided in the provisions of law heretofore mentioned, be consolidated and continued in Continuing Corporation, and Continuing Corporation shall be deemed to be a continuation in entity and identity of Southern Financial and Bankshares. All rights, franchises and interests of Southern Financial and Bankshares, respectively, in and to any type of property and choses in action shall be transferred to and vested in Continuing Corporation by virtue of such Merger without any deed or other transfer. Continuing Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Southern Financial and Bankshares, respectively, as of the Effective Time.

     Section 1.5. Liabilities of Continuing Corporation. At the Effective Time of the Merger, Continuing Corporation shall be liable for all liabilities of Southern Financial and Bankshares. All deposits, debts, liabilities, obligations and contracts of Southern Financial and of Bankshares, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of Southern Financial or Bankshares, as the case may be, shall be those of Continuing Corporation and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of either Southern Financial or Bankshares shall be preserved unimpaired subsequent to the Merger.

     Section 1.6. Ratification by Shareholders. This Agreement shall be submitted to the shareholders of Southern Financial and the shareholders of Bankshares in accordance with the terms of this Agreement, the applicable provisions of law and the respective Articles of Incorporation and Bylaws of Southern Financial and Bankshares. Southern Financial and Bankshares shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other actions in satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings, requests for waivers and certificates with the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the Office of the Comptroller of the Currency ("OCC"), the Maryland Commissioner of Financial Regulation or the Virginia State Corporation Commission.

     Section 1.7. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations promulgated thereunder.

                   II. CONSIDERATION AND EXCHANGE PROCEDURES

     Section 2.1. Merger Consideration.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Southern Financial Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined in Section 2.3 of this Agreement), shall, subject to the conditions hereinafter stated, be converted into and represent the right to receive (i) 1.0875 shares (the "Exchange Ratio") of common stock, $1.00 par value, of Bankshares ("Bankshares Common Stock") (the "Stock Consideration") and (ii) an aggregate amount of $11.125 in cash without interest (the "Cash Consideration"). The aggregate of the Cash Consideration and Stock Consideration payable and/or issuable pursuant to this Agreement is sometimes collectively referred to as the "Merger Consideration". Subject to the provisions of Section 2.3, all such shares of Southern Financial Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration.

          (b) The aggregate number of shares of Bankshares Common Stock to be exchanged for each share of Southern Financial Common Stock shall be adjusted appropriately to reflect any change in the number of shares of Bankshares Common Stock by reason of any stock dividends or splits, reclassification, reorganization, recapitalization or conversion or other similar change in capitalization with respect to Bankshares Common Stock, received or to be received by holders of Bankshares Common Stock, when the record date or payment occurs prior to the Effective Time.

          (c) Notwithstanding anything in this Agreement to the contrary, Bankshares will not issue any certificates or scrip representing fractional shares of Bankshares Common Stock otherwise issuable pursuant to the Merger. In lieu of the issuance of any such fractional shares, Bankshares shall pay to each former holder of Southern Financial Common Stock otherwise entitled to receive such fractional share an amount of cash determined by multiplying (i) the closing price per share of Bankshares Common Stock on Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, another alternative source as chosen by Southern Financial) on the third trading day immediately prior to the day on which the Effective Time occurs by (ii) the fraction of a share of Bankshares Common Stock which such holder would otherwise be entitled to receive pursuant to this Section 2.1.

     Section 2.2. Treatment of Southern Financial Stock Options.

          (a) At the Effective Time, each option to acquire shares of Southern Financial Common Stock which is outstanding and unexercised immediately prior thereto ("Southern Financial Stock Option") pursuant to the Southern Financial Bancorp, Inc. 1993 Stock Option and Incentive Plan, as Amended and Restated, or the Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan (collectively, the "Southern Financial Stock Option Plans") shall automatically become vested and shall, at the option of the holder (i) be cancelled and converted into the right to receive a cash payment equal to the difference between (A) the sum of
(1) the Exchange Ratio multiplied by the closing price per share of Bankshares Common Stock on

Nasdaq on the third trading day immediately prior to the day the Effective Time occurs and (2) the Cash Consideration and (B) the exercise price of such Southern Financial Stock Option as listed on Schedule 3.2, or (ii) be converted (automatically and without any action on the part of the holder thereof) into an option to purchase shares of Bankshares Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Southern Financial Stock Option Plans and/or agreements evidencing the grants thereunder):

                    (i) The number of shares of Bankshares Common Stock to be subject to the new option shall be equal to the number of shares of Southern Financial Common Stock subject to the original option multiplied by the Option Exchange Ratio (as defined below); and

                    (ii) The exercise price per share of Bankshares Common Stock under the new option shall be equal to the exercise price per share of Southern Financial Common Stock under the original option divided by the Option Exchange Ratio

          (b) The Option Exchange Ratio shall be that number of shares of Bankshares Common Stock determined by (i) dividing the Cash Consideration by the closing price per share of Bankshares Common Stock on Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, another alternative source as chosen by Bankshares) on the third trading day immediately prior to the date on which the Effective Time occurs by the Exchange Ratio, and (ii) adding that number to the Exchange Ratio. Based on an assumed closing price per share of Bankshares Common Stock on the third trading day immediately prior to the day on which the Effective Time occurs of $30.69 and Cash Consideration of $11.125, the Option Exchange Ratio would equal 1.45.

          (c) The adjustment provided herein with respect to any options which are "incentive stock options" as defined in Section 422 of the Internal Revenue Code, shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code. The duration and other terms of the new option shall be the same as the original option except that all references to Southern Financial shall be deemed to be references to Bankshares.

     Section 2.3. Dissenting Shares. Each share of Southern Financial Common Stock issued and outstanding immediately prior to the Effective Time, the holder of which has not voted in favor of the Merger and who has delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 15 of the Virginia Act, is referred to herein as a "Dissenting Share." Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 2.1 of this Agreement unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under
Article 15 of the Virginia Act. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

     Section 2.4. Exchange of Shares.

          (a) Immediately prior to the Closing Date (as defined in Section 8.1 of the Agreement), Bankshares shall deposit or cause to be deposited in trust with EquiServe (the "Exchange Agent") (i) certificates representing shares of Bankshares Common Stock and (ii) cash in an aggregate amount sufficient to make the appropriate payments of the Merger Consideration set forth in Section 2.1 of this Agreement, including the cash payments (A) to holders of Dissenting Shares pursuant to Section 2.3 hereof, if any, and (B) holders of a fraction of a share of Bankshares Common Stock pursuant to Section 2.1(c) (such certificates and cash being referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement. The Exchange Agent shall promptly deliver the stock certificates representing shares of Bankshares Common Stock and the cash payment upon surrender of certificates representing shares of Southern Financial Common Stock.

          (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Date represented shares of Southern Financial Common Stock (the "Certificates"), a form letter of transmittal which will specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and contain instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash and number of shares of Bankshares Common Stock provided in Section 2.1 hereof, and such Certificate shall forthwith be cancelled. Bankshares shall provide the Exchange Agent with certificates for Bankshares Common Stock, as requested by the Exchange Agent, for the number of shares provided in Section 2.1. No interest will be paid or accrued with respect to the shares of Bankshares Common Stock or cash payable upon surrender of the Certificates. Until surrendered in accordance with the provisions of this Section 2.4, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

          (c) Former shareholders of Southern Financial shall be entitled to vote after the Effective Time at any meeting of Bankshares's shareholders the number of shares of Bankshares Common Stock into which their shares are converted, regardless of whether such shareholders of Southern Financial have surrendered their Certificates in exchange therefor.

          (d) No dividends or other distributions declared after the Effective Time with respect to shares of Bankshares Common Stock and payable to the holders thereof shall be paid to the holder of a Certificate until such holder surrenders such Certificate to the Exchange Agent in accordance with this
Section 2.4. After the surrender of a Certificate in accordance with this
Section 2.4, the holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which had become payable after the Effective Time with respect to the shares of Bankshares Common Stock represented by such Certificate.

          (e) After the Effective Time, the stock transfer ledger of Southern Financial shall be closed and there shall be no transfers on the stock transfer books of Southern Financial of the shares of Southern Financial Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Bankshares, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Section 2.4.

          (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of Southern Financial for six months after the Exchange Agent mails the letter of transmittal pursuant to Section 2.4 shall be returned to Bankshares upon demand, and holders of Southern Financial Common Stock not theretofore presented to the Exchange Agent shall look to Bankshares only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

          (g) If any certificate representing shares of Bankshares Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be appropriately endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form (reasonably satisfactory to Bankshares) for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Bankshares Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or not payable.

          (h) None of Bankshares, Southern Financial, the Exchange Agent or any other person shall be liable to any former holder of shares of Southern Financial Common Stock for any Bankshares Common Stock (or dividends or distributions with respect thereto) or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (i) In the event any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Bankshares or the Exchange Agent, the posting by such person of a bond in such amount as Bankshares or the Exchange Agent may direct as indemnity against any claim that may be made against Bankshares with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

           III. REPRESENTATIONS AND WARRANTIES OF southern financial

     Southern Financial represents and warrants to Bankshares that each of the statements made in this Article III are true and correct in all material respects. Southern Financial agrees that, on or prior to the date hereof, it shall provide Bankshares with disclosure schedules ("Disclosure Schedules") referred to in this Article III and that at the Closing it shall provide Bankshares with supplemental Disclosure Schedules reflecting any changes in the information contained in the Disclosure Schedules which have occurred in the period from the date of delivery of such Disclosure Schedules to the date of Closing.

     Section 3.1. Organization.

          (a) Southern Financial is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended ("BHC Act"). Southern Financial Bank, a wholly owned subsidiary of Southern Financial, is a Virginia banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Each of Southern Financial and Southern Financial Bank has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate its properties, to engage in the business and activities now conducted by it, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 13.1(b) of this Agreement) on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of Southern Financial. Southern Financial owns all of the outstanding capital stock of Southern Financial Bank free and clear of any lien, charge, claim or other encumbrance.

          (b) Southern Financial Bank is duly authorized to conduct a general banking business, embracing all usual deposit functions of commercial banks as well as commercial, industrial and real estate loans, installment credits, collections and safe deposit facilities subject to the supervision of the State Corporation Commission of Virginia and the Federal Reserve Board. True and complete copies of the Articles of Incorporation and Bylaws of Southern Financial and Southern Financial Bank, as amended to date, have been delivered or made available to Bankshares.

          (c) Other than as set forth in Schedule 3.1(c), Southern Financial (i) does not have any subsidiaries or affiliates, (ii) is not a general partner or material owner in any joint venture, general partnership, limited partnership, trust or other non-corporate entity, and (iii) does not know of any arrangement pursuant to which the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of all shareholders of Southern Financial.

          (d) The deposits accounts of Southern Financial Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments due and owning as of the date hereof required in connection therewith have been paid by Southern Financial Bank.

     Section 3.2. Capitalization. The authorized capital stock of Southern Financial consists of 20,000,000 shares of Southern Financial Common Stock, 6,074,319 of which are issued and outstanding as of the date of this Agreement and 699,429 of which are reserved for issuance upon the exercise of stock options and 1,000,000 shares of Southern Financial preferred stock, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Southern Financial Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person or in violation of any applicable federal or state laws. Schedule 3.2 sets forth all existing options, warrants, calls, convertible securities or commitments of any kind obligating Southern Financial to issue any authorized and unissued Southern Financial Common Stock. Other than as set forth in Schedule 3.2, Southern Financial does not have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. There are no voting trusts, voting agreements, buy-sell agreements or other similar arrangements affecting Southern Financial Common Stock to which Southern Financial is a party.

     Section 3.3. Approvals; Authority.

          (a) Southern Financial has full corporate power and authority to execute and deliver this Agreement (and any related documents), and Southern Financial has full legal capacity, power and authority to perform its obligations hereunder and thereunder and to consummate the contemplated transactions.

          (b) The Board of Directors of Southern Financial has approved this Agreement and the transactions contemplated herein subject to the approval thereof by the shareholders of Southern Financial as required by law, and, other than shareholder approval, no further corporate proceedings of Southern Financial are needed to execute and deliver this Agreement and consummate the Merger. This Agreement has been duly executed and delivered by Southern Financial and, is a duly authorized, valid, legally binding agreement of Southern Financial enforceable against Southern Financial in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

     Section 3.4. Investments. Southern Financial has furnished to Bankshares a complete list, as of September 30, 2003, of all securities, including municipal bonds, owned by Southern Financial (the "Securities Portfolio"). Except as set forth in Schedule 3.4, all such securities are owned by Southern Financial (i) of record, except those held in bearer form, and (ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances. Schedule 3.4 also discloses any entities in which the ownership interest of Southern Financial equals 5% or more of the issued and outstanding voting securities of the issuer thereof. There are no voting trusts or other agreements or understandings with respect to the voting of any of the securities in the Securities Portfolio.

     Section 3.5. Financial Statements.

          (a) Southern Financial has furnished or made available to Bankshares true and complete copies of its (i) Annual Report on Form 10-K for the years ended December 31, 2002 and 2001, as filed with the Securities and Exchange Commission ("SEC"), which contains Southern Financial's audited balance sheets as of December 31, 2002 and 2001, and the related statements of income and statements of changes in shareholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000, and (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as filed with the SEC, which contains Southern Financial's unaudited balance sheets and related statements of income and statements of changes in shareholders' equity and cash flows as of and for the six months ended June 30, 2003 and June 30, 2002. The Reports referred to in this Section 3.5(a) are collectively referred to in this Agreement as the "Southern Financial Statements."

          (b) The Southern Financial Statements fairly present the financial position of Southern Financial and results of operations at the dates and for the periods indicated in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis.

          (c) As of the dates of the Southern Financial Statements referred to above, Southern Financial did not have any liabilities, fixed or contingent, which are material and are not fully shown or provided for in such Southern Financial Statements or otherwise disclosed in this Agreement, or in any of the documents delivered to Bankshares. Since June 30, 2003, there have been no material changes in the financial condition, assets, liabilities or business of Southern Financial, other than changes in the ordinary course of business, which individually or in the aggregate, have not had a Material Adverse Effect on the Condition of Southern Financial.

     Section 3.6. Loan Portfolio. (i) All evidences of indebtedness in original principal amount in excess of $100,000 reflected as assets in the Southern Financial Statements as of and for the period ended June 30, 2003, were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms, (ii) the allowance for loan losses shown on the Southern Financial Statements as of and for the period ended June 30, 2003, was, and the allowance for loan losses to be shown on the Southern Financial Statements as of any date subsequent to the execution of this Agreement will be, as of such dates, in the reasonable judgment of management of Southern Financial, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Southern Financial and other extensions of credit (including letters of credit or commitments to make loans or extend credit), and (iii) the allowance for loan losses described in clause (ii) above has been established in accordance with GAAP as applied to banking institutions and all applicable rules and regulations; provided, however, that no representation or warranty is made as to the sufficiency of collateral securing or the collectibility of such loans.

     Section 3.7. Certain Loans and Related Matters.

          (a) Except as set forth in Schedule 3.7(a), as of September 30, 2003, Southern Financial is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $100,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other material provisions as of the date hereof;
(ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by Southern Financial or any regulatory agency with supervisory jurisdiction over Southern Financial, should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of Southern Financial, or any 10% or more shareholder of Southern Financial, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to Southern Financial including, but not limited to, those promulgated, interpreted or enforced by any regulatory agency with supervisory jurisdiction over Southern Financial and which violation could have a Material Adverse Effect on the Condition of Southern Financial.

          (b) Schedule 3.7(b) contains the "watch list of loans" of Southern Financial ("Watch List") as of September 30, 2003. Except as set forth in
Schedule 3.7(b), to the knowledge of Southern Financial, there is no loan agreement, note or borrowing arrangement which should be included on the Watch List in accordance with Southern Financial's past practices and prudent banking principles.

     Section 3.8. Real Property Owned or Leased.

          (a) Other than real property acquired through foreclosure or deed in lieu of foreclosure, Schedule 3.8(a) contains a true, correct and complete list of all real property owned or leased by Southern Financial and Southern Financial Bank (the "Southern Financial Real Property"). True and complete copies of all deeds, leases and title insurance policies for, or other documentation evidencing ownership of, the properties referred to in Schedule 3.8(a) and all mortgages, deeds of trust and security agreements to which such property is subject have been or will be furnished or made available to Bankshares.

          (b) No lease with respect to any Southern Financial Real Property and no deed with respect to any Southern Financial Real Property contains any restrictive covenant that materially restricts the use, transferability or value of such Southern Financial Real Property. Each of such leases is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; there are no existing defaults by Southern Financial or the other party thereunder and there are no allegations or assertions of such by any party under such agreement or any events that with notice lapse of time or the happening or occurrence of any other event would constitute a default thereunder.

          (c) To the knowledge of Southern Financial, none of the buildings and structures located on any Southern Financial Real Property, nor any appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any material manner any restrictive covenants or encroaches on any property owned by others, nor does any building or structure of third parties encroach upon any Southern Financial Real Property, except for those violations and encroachments which in the aggregate could not reasonably be expected to cause a Material Adverse Effect on the Condition of Southern Financial. No condemnation proceeding is pending or, to Southern Financial's knowledge, threatened, which would preclude or materially impair the use of any Southern Financial Real Property in the manner in which it is currently being used.

          (d) Southern Financial and its Subsidiaries have good and indefeasible title to, or a valid and enforceable leasehold interest in, or a contract vendee's interest in, all Southern Financial Real Property, and such interest is free and clear of all liens, charges or other encumbrances, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and (ii) those liens related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record which do not, individually or in the aggregate, materially adversely affect the use and enjoyment of the relevant real property.

          (e) Except as set forth in Schedule 3.8(e), all buildings and other facilities used in the business of Southern Financial are in adequate condition (ordinary wear and tear excepted) and, to Southern Financial's knowledge, are free from defects which could materially interfere with the current or future use of such facilities consistent with past practices.

     Section 3.9. Personal Property. Southern Financial and its Subsidiaries have good title to, or a valid leasehold interest in, all personal property, whether tangible or intangible, used in the conduct of its business (the "Southern Financial Personalty"), free and clear of all liens, charges or other encumbrances, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and (ii) such other liens, charges, encumbrances and imperfections of title as do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant Southern Financial Personalty. Subject to ordinary wear and tear, the Southern Financial Personalty is in good operating condition and repair and is adequate for the uses to which it is being put.

     Section 3.10. Environmental Laws. To the knowledge of Southern Financial, Southern Financial and its subsidiaries and any properties or business owned or operated by any of them, whether or not held in a fiduciary or representative capacity, are in material compliance with all terms and conditions of all applicable federal and state Environmental Laws (as defined below) and permits thereunder. Neither Southern Financial nor any of its subsidiaries has received notice of any violation of any Environmental Laws or generated, stored, or disposed of any materials designated as Hazardous Materials (as defined below) under the Environmental Laws, and they are not subject to any claim or lien under any Environmental Laws. During the term of ownership by Southern Financial or any of its subsidiaries no real estate currently owned, operated, or leased (including any property acquired by foreclosure or deeded in lieu thereof) by Southern Financial or its subsidiaries, or owned, operated or leased by Southern Financial or its subsidiaries within the ten years preceding the date of this Agreement, has been designated by applicable governmental authorities as requiring any environmental cleanup or response action to comply with Environmental Laws, or has been the site of release of any Hazardous Materials. To the knowledge of Southern Financial or any of its subsidiaries, (i) no asbestos was used in the construction of any portion of Southern Financial's or any subsidiary's facilities and (ii) to the knowledge of Southern Financial or any subsidiary, no real property currently owned by it or any subsidiary is, or has been, an industrial site or landfill. There are no underground storage tanks at any properties owned or operated by Southern Financial or any of its subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by Southern Financial or any of its subsidiaries. Bankshares and its consultants, agents and representatives shall have the right to inspect Southern Financial's assets for the purpose of conducting asbestos and other environmental surveys, provided that such inspection shall be at the expense of Bankshares and at such time as may be mutually agreed upon between Southern Financial and Bankshares.

     "Environmental Laws," as used in this Agreement, means any applicable federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, human health or safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss. 9601, et seq.; The Hazardous Materials Transportation Authorization Act, as amended, 49 U.S.C. ss. 5101, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.ss. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss. 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601, et seq.; the Clean Air Act, 42 U.S.C.ss. 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C.ss. 300f, et seq.

     "Hazardous Materials," as used in this Agreement, includes, but is not limited to, (a) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (b) any chemicals, materials, waste or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Laws; and (c) any other chemical, material, waste or substance which is in any way regulated as hazardous or toxic by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

     Section 3.11. Litigation and Other Proceedings. Except as set forth in
Schedule 3.11, there are no legal, quasi-judicial, regulatory or administrative proceedings of any kind or nature now pending or, to the knowledge of Southern Financial or any subsidiary, threatened before any court or administrative body in any manner against Southern Financial, or any of its properties or capital stock, which might have a Material Adverse Effect on the Condition of Southern Financial or the transactions proposed by this Agreement. Southern Financial does not know of any basis on which any litigation or proceeding could be brought which is reasonably likely to result in a Material Adverse Effect on the Condition of Southern Financial or which could question the validity of any action taken or to be taken in connection with this Agreement and the transaction contemplated thereby. Neither Southern Financial nor any of its subsidiaries is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 3.12. Taxes. Southern Financial and its subsidiaries have timely filed with the appropriate federal, state and local governmental agencies all Tax Returns and reports required to be filed, and have paid all Taxes (as defined below) and assessments shown or claimed to be due and payable thereon. The Tax Returns as filed were correct in all respects. Neither Southern Financial nor its subsidiaries have executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal income Tax. None of Southern Financial or its subsidiaries is a party to any action or proceeding by any governmental authority for assessment or collection of Taxes, nor has any claim for assessment or collection of Taxes been asserted against Southern Financial. Southern Financial has not waived any statute of limitations with respect to any Tax or other assessment or levy, and all such Taxes and other assessments and levies which Southern Financial or its subsidiaries is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable, or segregated and set aside for such payment and, if so segregated and set aside will be so paid by Southern Financial or its subsidiaries, as required by law.

     True and complete copies of the federal income tax returns of Southern Financial as filed with the Internal Revenue Service for the years ended December 31, 2002, 2001 and 2000 have been delivered or made available to Bankshares.

     For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, declaration, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 3.13. Contracts and Commitments.

          (a) Except as set forth in Schedule 3.13, neither Southern Financial nor any of its Subsidiaries is a party to or bound by any of the following (whether written or oral, express or implied):

               (i) employment contracts, change-in-control agreements or severance arrangements (including, without limitation, any collective bargaining contract or union agreement or agreement with an independent consultant);

               (ii) bonus, stock option or other employee benefit arrangement, other than any deferred compensation arrangement disclosed in Schedule 3.20 or any profit-sharing, pension or retirement plan or welfare plan disclosed in Schedule 3.19(a);

               (iii) material lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee;

               (iv) contract or commitment for capital expenditures;

               (v) material contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than one hundred twenty (120) days' from the date of this Agreement;

               (vi) contract or option to purchase or sell any real or personal property other than in the ordinary course of business;

               (vii) contract, agreement or letter with respect to the management or operations of Southern Financial or Southern Financial Bank imposed by any bank regulatory authority having supervisory jurisdiction over Southern Financial or Southern Financial Bank;

               (viii) agreement, contract or indenture related to the borrowing by Southern Financial of money other than those entered into in the ordinary course of business;

               (ix) guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business;

               (x) agreement with or extension of credit to any executive officer or director of Southern Financial or holder of more than ten percent (10%) of the issued and outstanding Southern Financial Common Stock, or any affiliate of such person, which is not on substantially the same terms (including, without limitation, in the case of lending transactions, interest rates and collateral) as, and following credit underwriting practices that are not less stringent than, those prevailing at the time for comparable transactions with unrelated parties or which involve more than the normal risk of collectibility or other unfavorable features;

               (xi) contracts, other than the foregoing, with annual payments aggregating $100,000 or more not made in the ordinary course of business and not otherwise disclosed in this Agreement, in any schedule attached hereto or in any document delivered or referred to or described in writing by Southern Financial to Bankshares;

               (xii) any agreement containing covenants that limit the ability of Southern Financial or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Southern Financial (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency); or

               (xiii) any agreement pursuant to which Southern Financial or any of its subsidiaries may become obligated to invest in or contribute capital to any entity.

          (b) Southern Financial has in all material respects performed all material obligations required to be performed by it to date and is not in default under, and no event has occurred which, with the lapse of time or action by a third party could result in default under, any material indenture, mortgage, contract, lease or other agreement to which Southern Financial is a party or by which Southern Financial bound or under any provision of its Articles of Incorporation or Bylaws.

     Section 3.14. Insurance. A true and complete list of all insurance policies owned or held by or on behalf of Southern Financial (other than credit-life policies), including policy numbers, retention levels, insurance carriers, and effective and termination dates, is set forth in Schedule 3.14. Such policies are (i) in full force and effect and all premiums that are due and payable with respect thereto are currently paid and (ii) adequate for the business conducted by Southern Financial and its subsidiaries in respect of amounts, types and risks insured.

     Section 3.15. No Conflict With Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or violate any provision of Southern Financial's Articles of Incorporation or Bylaws or (ii) assuming all required shareholder and regulatory approvals and consents and the consents of the third parties set forth in Schedule 3.15 are duly obtained, will not (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Southern Financial or any of its subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or constitute a default (or an event which, with or without notice or lapse of time, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, cause Southern Financial or any subsidiary to become subject to or liable for the payment of any tax, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Southern Financial under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement, instrument or obligation to which Southern Financial or any subsidiary is a party, or by which any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Condition of Southern Financial.

     Section 3.16. Laws and Regulatory Filings. Southern Financial and its subsidiaries are in material compliance with all applicable federal, state and local laws, rules, regulations and orders applicable to them. Except for approvals by regulatory authorities having jurisdiction over Southern Financial and the consents of the third parties set forth in Schedule 3.15, no prior consent, approval or authorization of, or declaration, filing or registrations with, any person or regulatory authority is required of Southern Financial and its subsidiaries in connection with the execution, delivery and performance by Southern Financial of this Agreement and the transactions contemplated hereby or the resulting change of control of Southern Financial except for certain instruments necessary to consummate the Merger contemplated hereby. Southern Financial and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the Federal Reserve Board, the FDIC, the OCC, the OTS, the SEC or any other regulatory authority having supervisory jurisdiction over Southern Financial and its subsidiaries, and such reports, registrations and statements as finally amended or corrected, are, to the knowledge of Southern Financial, true and correct in all material respects.

     Section 3.17. Absence of Certain Changes. Except as set forth in Schedule 3.17, since June 30, 2003, (i) Southern Financial and its subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Southern Financial.

     Section 3.18. Employment Relations. The relations of Southern Financial with its employees are satisfactory, and Southern Financial has not received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of its employees. Southern Financial has materially complied with all laws relating to the employment of labor with respect to its employees, and any independent contractors it has hired, including any provisions thereof relating to wages, hours, collective bargaining and the payment of workman's compensation insurance and social security and similar taxes, and no person has asserted to Southern Financial that Southern Financial is liable for any arrearages of wages, workman's compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

     Section 3.19. Employee Benefit Plans.

          (a) Schedule 3.19(a) lists all employee benefit plans or agreements providing benefits to any employees or former employees of Southern Financial that are sponsored or maintained by Southern Financial to which Southern Financial contributes or is obligated to contribute on behalf of employees or former employees of Southern Financial, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA or any collective bargaining, bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control or fringe benefit plan. There is no pending or, to the knowledge of Southern Financial, threatened litigation, administrative action, investigation, audit or similar proceeding relating to any Southern Financial employee plan. All of the Southern Financial employee plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to the Southern Financial employee plans which is likely to result in the imposition of any penalties or taxes upon Southern Financial or any of its subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code.

          (b) Neither Southern Financial nor any of its subsidiaries has any obligations for post-retirement or post-employment benefits under any Southern Financial employee plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. The Internal Revenue Service has issued a favorable determination letter with respect to each benefit plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Code and the Southern Financial has provided or made available copies of the most recent Form 5500 filings for its applicable employee benefit plans.

          (c) No employee benefit plans of Southern Financial or its ERISA Affiliates (as defined below) (the "Southern Financial Plans") are "multiemployer plans" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plans"). None of Southern Financial or any of its respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan, and none of Southern Financial, or any of its respective ERISA Affiliates has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA that has not been satisfied in full.

          (d) There does not now exist, nor, to the knowledge of Southern Financial, do any circumstances exist that could result in, any Controlled Group Liability that would be a material liability of Southern Financial now or following the Closing. "Controlled Group Liability" means (i) any and all liabilities (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412 and 4971 of the Code, or (D) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (E) under corresponding or similar provisions of foreign laws or regulations; (ii) with respect to any Southern Financial Plan any other material liability under Title I of ERISA or Chapter 43 or 68 of the Code, and (iii) material unfunded liabilities under any non-qualified deferred compensation plan for the benefit of any employee or former employee of Southern Financial.

          (e) Schedule 3.19(e) sets forth an accurate list of all contracts, agreements, plans or arrangements, formal or informal, covering employees, former employees or directors of Southern Financial under which completion of the transactions contemplated hereby could result in the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, former employee or director of Southern Financial.
Schedule 3.19(e) further sets forth reasonable estimates of severance benefits payable under the employment or change in control agreements and any amounts that could be considered "excess parachute payments" within the meaning of
Section 280G of the Code. Except as required by the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, Southern Financial has no liability to provide post-retirement health or lifetime benefits to any employee or former employee of Southern Financial.

          (f) "ERISA Affiliates" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     Section 3.20. Deferred Compensation Arrangements. Schedule 3.20 contains a list of all deferred compensation arrangements of Southern Financial, if any, including the terms under which the cash value of any life insurance purchased in connection with any such arrangement can be realized.

     Section 3.21. Brokers and Finders. Except as set forth in Schedule 3.21, neither Southern Financial nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement and the transactions contemplated herein.

     Section 3.22. Accounting Controls. Southern Financial has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Southern Financial; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as Southern Financial or other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Southern Financial is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Southern Financial; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

     Section 3.23. Securities and Exchange Commission Reporting Obligations. Since January 1, 2000, Southern Financial has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, each of such reports and statements, (or if amended, as of the date so amended), were true and correct and complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the SEC and such reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.24. Outstanding Trust Preferred Securities of Subsidiary Trusts.

          (a) Southern Financial has issued and has presently outstanding $23,712,640 in aggregate principal amount of debentures as follows (such issuances of securities and all documents and instruments related thereto being herein referred to collectively as the "Trust Preferred Issues"):

               (i) $5,154,640 of Junior Subordinated Debt Securities issued by Southern Financial Capital Trust I ("Capital Trust I") pursuant to a Junior Subordinated Indenture dated as of May 24, 2000 between Southern Financial and Wilmington Trust Company, as Trustee ("Capital Trust I Indenture"). Capital Trust I has issued and outstanding $5,000,000 in aggregate principal amount of trust preferred securities pursuant to the terms of the Amended and Restated Declaration of Trust dated as of May 18, 2000 among Southern Financial, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the administrative trustees named therein;

               (ii) $8,248,000 of Junior Subordinated Deferrable Interest Debentures issued by Southern Financial Statutory Trust I ("Statutory Trust I") pursuant to an Indenture dated as of September 7, 2000 between Southern Financial and State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee ("Statutory Trust I Indenture "). Statutory Trust I has issued and outstanding $8,000,000 in aggregate principal amount of trust preferred securities pursuant to the terms of the Amended and Restated Declaration of Trust dated as of September 7, 2000 among Southern Financial, State Street Bank and Trust Company of Connecticut, National Association and Georgia S. Derrico and R. Roderick Porter, as administrators; and

               (iii) $10,310,000 of Floating Rate Junior Subordinated Debt Securities due 2033 issued by Southern Financial Capital Trust III ("Trust III") pursuant to an Indenture dated as of April 10, 2003 between Southern Financial and Wilmington Trust Company ("Trust III Indenture"). Trust III has issued and outstanding $10,000,000 in aggregate principal amount of trust preferred securities pursuant to the terms of the

     Amended and Restated Declaration of Trust dated as of April 10, 2003 among Southern Financial, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, and the administrators named therein.

          (b) All representations and warranties as made by Southern Financial in the documents related to the Trust Preferred Issues were true in all material respects when made. The Trust Preferred Issues were created, offered and sold in compliance with all applicable legal requirements in all material respects.

     Section 3.25. Community Reinvestment Act. Southern Financial Bank is in material compliance with the Community Reinvestment Act (12 U.S.C. ss. 2901 et seq.) (the "CRA") and all regulations promulgated thereunder, and Southern Financial Bank has supplied Bankshares with copies of Southern Financial Bank's current CRA Statement, all support papers therefor, all letters and written comments received by Southern Financial Bank since January 1, 2000 pertaining thereto and any responses by Southern Financial Bank to such comments. Southern Financial Bank has a rating of "satisfactory" as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the FDIC or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Southern Financial under the CRA.

     Section 3.26. Shareholders' List. Southern Financial has provided or made available to Bankshares a list of the holders of shares of Southern Financial Common Stock as of October 3, 2003, containing for Southern Financial's shareholders the names, addresses and number of shares held of record, which shareholders' list is in all respects accurate as of such date and will be updated prior to Closing.

     Section 3.27. Fairness Opinion. Southern Financial has received an oral opinion from Sandler O'Neill & Partners, L.P. dated as of the date of this Agreement, to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of Southern Financial pursuant to this Agreement is fair to such shareholders from a financial point of view.

     Section 3.28. Pending Acquisitions. Schedule 3.28 sets forth a description of all pending acquisition agreements to which Southern Financial is a party.

     Section 3.29. Southern Financial Information. The information regarding Southern Financial and its subsidiaries to be supplied by Southern Financial for inclusion in the Registration Statement (as defined in Section 6.4), any filings or approvals under applicable federal or state banking laws or regulations or state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act of 1933, as amended (the "Securities Act"), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                IV. REPRESENTATIONS AND WARRANTIES OF BANKSHARES

     Bankshares represents and warrants to Southern Financial that the statements contained in this Article IV are true and correct in all material respects.

     Section 4.1. Organization. Bankshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and a bank holding company duly registered under the BHC Act. Bankshares owns 100% of the issued and outstanding capital stock of Provident Bank. Provident Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Maryland. Provident Bank is an insured bank as defined in the Federal Deposit Insurance Act. Bankshares and Provident Bank have full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate their properties, to engage in the business and activities now conducted by them, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Condition of Bankshares and Provident Bank, considered as a consolidated whole. Provident Bank is sometimes referred to herein as the "Subsidiary".

     Section 4.2. Capitalization.

          (a) The authorized capital stock of Bankshares consists of 100,000,000 shares of Bankshares Common Stock, 32,178,352 of which are issued and 24,527,035 of which are outstanding as of the date of this Agreement and 2,109,885 of which are reserved for issuance upon the exercise of stock options, and 5,000,000 shares of preferred stock, $1.00 par value, none of which are issued and outstanding. All of the issued and outstanding shares of Bankshares Common Stock and Provident Bank capital stock are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person or in violation of any applicable federal or state laws. There are no voting trusts, voting agreements or other similar arrangements affecting the Bankshares Common Stock.

          (b) At the Effective Time, the shares of Bankshares Common Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive rights.

     Section 4.3. Approvals; Authority.

          (a) Bankshares has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b) The Board of Directors of Bankshares has approved this Agreement and the transactions contemplated herein subject to any approval thereof by the shareholders of Bankshares as required by law, and, other than such shareholder approval, no further corporate proceedings of Bankshares are needed to execute and deliver this Agreement and consummate the Merger. This Agreement has been duly executed and delivered by Bankshares and is a duly authorized, valid, legally binding agreement of Bankshares enforceable against Bankshares in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

     Section 4.4. No Conflict With Other Instruments. The execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby will not (i) violate any provision of the respective Articles of Incorporation or Association or Bylaws of Bankshares or (ii) assuming all required shareholder and regulatory consents and approvals are duly obtained, will not (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bankshares or any of its properties or assets, or (B) violate, conflict with, result in a breach of any provision of or constitute a default (or an event which, with or without notice or lapse of time, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, cause Bankshares to become subject to or liable for the payment of any tax, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Bankshares under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement, instrument or obligation to which Bankshares is a party, or by which any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Condition of Bankshares.

     Section 4.5. Financial Statements.

          (a) Bankshares has furnished or made available to Southern Financial true and complete copies of its (i) Annual Report on Form 10-K for the years ended December 31, 2002 and 2001, as filed with the SEC, which contains Bankshares's audited balance sheets as of December 31, 2002 and 2001, and the related statements of income and statements of changes in shareholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000, and (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as filed with the SEC, which contains its unaudited balance sheets and related statements of income and statements of changes in shareholders' equity and cash flows as of and for the six months ended June 30, 2003 and 2002. The financial statements referred to in this Section 4.5(a) are collectively referred to herein as the "Bankshares Financial Statements."

          (b) The Bankshares Financial Statements fairly present the financial position and results of operations of Bankshares at the dates and for the periods indicated in conformity with GAAP applied on a consistent basis.

          (c) As of the dates of the Bankshares' Financial Statements referred to above, Bankshares did not have any liabilities, fixed or contingent, which are material and are not fully shown or provided for in the Bankshares Financial Statements or otherwise disclosed in this Agreement, or in any of the documents delivered to Southern Financial. Since June 30, 2003, there have been no material changes in the financial condition, assets, liabilities or business of Bankshares, other than changes in the ordinary course of business, which individually or in the aggregate, have not had a Material Adverse Effect on the Condition of Bankshares.

     Section 4.6. Litigation and Other Proceedings. There are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of

Bankshares, threatened before any court or administrative body in any manner against Bankshares, or any of its properties or capital stock, which might have a Material Adverse Effect on the Condition of Bankshares or the transactions proposed by this Agreement. Bankshares knows of no basis on which any litigation or proceeding could be brought which is reasonably likely to result in a Material Adverse Effect on the Condition of Bankshares or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. Bankshares is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 4.7. Securities and Exchange Commission Reporting Obligations. Since January 1, 2000, Bankshares has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC pursuant to the Exchange Act ("Bankshares' SEC Reports"). As of their respective dates, each of such reports and statements, (or if amended, as of the date so amended), were true and correct and complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the SEC and such reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.8. Accounting Controls. Bankshares has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Bankshares; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as Bankshares or other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Bankshares is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Bankshares; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

     Section 4.9. Bankshares Employee Benefit Plans.

          (a) No employee benefit plans of Bankshares or its ERISA Affiliates (as defined in Section 3.19 hereof) (the "Bankshares Plans") are "multiemployer plans" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plans"). None of Bankshares or any of its respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan, and none of Bankshares, or any of its respective ERISA Affiliates has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA that has not been satisfied in full.

          (b) There does not now exist, nor, to the knowledge of Bankshares, do any circumstances exist that could result in, any Controlled Group Liability that would be a material liability of Bankshares now or following the Closing. "Controlled Group Liability" means (i) any and all liabilities (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412 and 4971 of the Code, or (D) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (E) under corresponding or similar provisions of foreign laws or regulations; (ii) with respect to any Bankshares Plan any other material liability under Title I of ERISA or Chapter 43 or 68 of the Code, and (iii) material unfunded liabilities under any non-qualified deferred compensation plan for the benefit of any employee or former employee of Bankshares.

          (c) Each Bankshares Plan has been operated and administered in all material respects in compliance with ERISA, since ERISA became applicable with respect thereto. None of the Bankshares Plans nor any of their respective related trusts have been terminated (except the termination of any Bankshares Plan which is in compliance with the requirements of ERISA and which will not result in any additional liability to Bankshares), and there has been no "reportable event," as that term is defined in Section 4043 of ERISA, required to be reported since the effective date of ERISA which has not been reported, and none of such Bankshares Plans nor their respective related trusts have incurred any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

          (d) The Bankshares Plans are the only employee pension benefit plans covering employees of Bankshares and its Subsidiary. Bankshares and its Subsidiary will not have any material liabilities with respect to employee pension benefits, whether vested or unvested as of the Closing Date, for any of their employees other than under the Bankshares Plans, and as of the date hereof the actuarial present value of Bankshares Plan assets of each Bankshares Plan is not less (and as of the Effective Time of the Merger such present value will not be less) than the present value of all benefits payable or to be payable thereunder.

     Section 4.10. Regulatory Approvals; Tax Opinion. Bankshares has no reason to believe that it cannot obtain (i) all requisite regulatory approvals referenced in Section 12.1 hereof and (ii) the tax opinion referenced in Section
12.3 hereof.

     Section 4.11. Taxes. Bankshares and its Subsidiary have timely filed with the appropriate federal, state and local governmental authorities all material Tax Returns and reports required to be filed, and have paid all Taxes and assessments shown or claimed to be due and payable thereon. At the time of filing, all such Tax Returns were correct in all material respects. Neither Bankshares nor its Subsidiary has executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal income Tax. None of Bankshares or its Subsidiary is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, nor has any written claim for assessment or collection of Taxes been asserted against Bankshares or its Subsidiary. All Taxes which Bankshares or its Subsidiary is or was required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper authorities to the extent due and payable, or segregated and set aside for such payment and, if so segregated and set aside will be so paid by Bankshares or its Subsidiary, as required by applicable law.

     Section 4.12. Absence of Certain Changes. Except as set forth in Bankshares' SEC Reports, since June 30, 2003 (i) Bankshares and its Subsidiary have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and

(ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Bankshares.

     Section 4.13. Insurance. Bankshares currently maintains insurance in amounts reasonably necessary for its operations. In the judgment of the Board of Directors of Bankshares, such insurance policies in respect of amounts, types and risks insured are adequate to insure against risks to which Bankshares and its assets are normally exposed in the operation of its business, subject to customary deductibles and policy limits. Bankshares has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that does not result from any extraordinary loss experience on the part of Bankshares.

     Section 4.14. Laws and Regulatory Filings. Bankshares and its Subsidiary are in material compliance with all applicable federal, state and local laws, rules, regulations and orders applicable to them. Except for approvals by regulatory authorities having supervisory jurisdiction over Bankshares and its Subsidiary, no prior consent, approval or authorization of, or declaration, filing or registrations with, any person or regulatory authority is required of Bankshares and its Subsidiary in connection with the execution, delivery and performance by Bankshares of this Agreement and the transactions contemplated hereby, except for certain instruments necessary to consummate the Merger contemplated hereby. Bankshares and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the Federal Reserve Board, the FDIC, the OCC, the OTS or any other regulatory authority having supervisory jurisdiction over Bankshares and its Subsidiary, and such reports, registrations and statements, as finally amended or corrected, are, to the knowledge of Bankshares and its Subsidiary, true and correct in all material respects.

     Section 4.15. Community Reinvestment Act. Provident Bank is in material compliance with the CRA and all regulations promulgated thereunder. Provident Bank has a rating of "satisfactory" as of its most recent CRA compliance examination and, knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the FDIC, the Maryland Commissioner of Financial Regulation or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of the Provident Bank under the CRA.

     Section 4.16. Allowance for Loan Losses. The allowance for loan losses reflected on the Bankshares Financial Statements, as of their respective dates, has been established in accordance with GAAP as applied to banking institutions and all applicable laws and regulations.

     Section 4.17. Environmental Matters. To the knowledge of Bankshares, Bankshares and Provident Bank are in material compliance with all terms and conditions of all applicable federal and state Environmental Laws (as defined in Section 3.10 hereof) and permits thereunder. Neither Bankshares nor Provident Bank has received any communication alleging that Bankshares or Provident Bank is not in such material compliance and, to the knowledge of Bankshares, there are no present circumstances that would prevent or interfere with the continuation of such material compliance.

     Section 4.18. Brokers and Finders. Other than as set forth on Schedule 4.18, neither Bankshares nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement.

     Section 4.19. Ability to Pay Merger Consideration. Bankshares has, and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate Cash Consideration and to effect the transactions contemplated hereby.

     Section 4.20. Bankshares Information. The information regarding Bankshares and its subsidiaries to be supplied by Bankshares for inclusion in the Registration Statement, any filings or approvals under applicable federal or state banking laws or regulations or state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                       V. COVENANTS OF SOUTHERN FINANCIAL

     Southern Financial covenants and agrees with Bankshares as follows:

     Section 5.1. Shareholder Approval and Reasonable Best Efforts. Southern Financial will, as soon as practicable, take all steps under applicable laws and its Articles of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary and desirable. The Board of Directors of Southern Financial will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby, unless otherwise required by their fiduciary duties under applicable law, and Southern Financial will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby. If the transaction is approved by such shareholders, Southern Financial will take all reasonable action to aid and assist in the consummation of the Merger, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions as it and Bankshares reasonably considers necessary, proper or advisable in connection with filing applications and registration statements with, or obtaining approvals from, all governmental entities having jurisdiction over the transactions contemplated by this Agreement.

     Section 5.2. Activities of Southern Financial Pending Closing.

          (a) From the date hereof to and including the Closing Date, as long as this Agreement remains in effect, Southern Financial shall (i) conduct its affairs (including, without limitation, the making of or agreeing to make any loans or other extensions of credit) only in the ordinary course of business consistent with past practices and prudent banking principles; (ii) use its best efforts to preserve intact its present business organizations, keep available the services of its present officers, directors, key employees and agents and preserve its relationships and goodwill with customers and advantageous business relationships; and (iii) except as required by law or regulation or expressly permitted by this Agreement, take no action which would adversely affect or delay the ability of Southern Financial or Bankshares to obtain any approvals from any regulatory agencies or other approvals required for consummation of the transactions contemplated hereby or to perform its obligations and agreements under this Agreement.

          (b) From the date hereof to and including the Closing Date, except (1) as expressly contemplated or permitted by this Agreement, (2) as reflected in a Southern Financial Disclosure Schedule delivered on or prior to the date hereof specifically referenced to the applicable subparagraph below, (3) as required by law or regulation or (4) to the extent Bankshares consents in writing (which consent shall not be unreasonably withheld), Southern Financial shall not, and shall not permit any of its Subsidiaries to:

               (i) make or agree to make or renew any loans or other extensions of credit to any borrower in excess of $1,000,000 (except (A) pursuant to commitments made prior to the date of this Agreement that are listed in
     Schedule 5.2(b)(i) (B) loans fully secured by a certificate of deposit at Southern Financial and (C) renewals, extensions and consolidations of any loans other than those loans listed in Schedule 3.7); provided, that in the event that Southern Financial desires to make or renew any such loan to any borrower in excess of $1,000,000, it shall so advise Bankshares via e-mail transmission. Bankshares shall notify Southern Financial via e-mail transmission within two (2) business days of receipt of such notice whether Bankshares consents to such loan or extension of credit, provided that if Bankshares fails to notify Southern Financial with such time frame, Bankshares shall be deemed to have consented to such loan or extension of credit;

               (ii) issue or sell or obligate itself to issue or sell any shares of its capital stock or any warrants, rights or options to acquire, or any securities convertible into, any shares of its capital stock, except that Southern Financial may issue shares of Southern Financial Common Stock upon the exercise of outstanding stock options;

               (iii) open, close or relocate any branch office, or acquire or sell or agree to acquire or sell, any branch office or any deposit liabilities, other than the opening of the Downtown Richmond banking office of Southern Financial to be located at the intersection of 10th and Main in Richmond, Virginia or as set forth in Schedule 5.2(b)(iii);

               (iv) enter into, amend or terminate any agreement of the type that would be required to be disclosed in Schedule 3.13, or any other material agreement, or acquire or dispose of any material amount of assets or liabilities or make any change in any of its leases, except in the ordinary course of business consistent with past practices;

               (v) grant any severance or termination pay (other than pursuant to Southern Financial's policies in effect on the date hereof) to, or enter into any employment, consulting, noncompetition, retirement, parachute, severance or indemnification agreement with, any officer, director, employee or agent of Southern

     Financial or any of its Subsidiaries, either individually or as part of a class of similarly situated persons;

               (vi) increase in any manner the compensation or fringe benefits of any of its employees or directors other then in the ordinary course of business consistent with past practice and pursuant to policies currently in effect or pay any bonus or incentive compensation, except that (A) Southern Financial and its Subsidiaries may pay semi-annual incentive bonuses in the ordinary course of business consistent with past practice in January 2004 and July 2004; provided that if the Closing occurs prior to the date for payment of the incentive bonuses in July 2004, such bonuses shall be paid on a pro rata basis on the business day immediately prior to Closing and (B) Southern Financial and its Subsidiaries may pay retention bonuses as provided in Section 6.12(b);

               (vii) declare, pay or set aside for payment any dividend or other distribution with respect to the Southern Financial Common Stock, other than (A) the payment of dividends from Southern Financial Bank to Southern Financial or (B) Southern Financial's regular quarterly cash dividends at a rate not to exceed the dividend rate in effect as of the date hereof;

               (viii) make any change in accounting methods, principles and practices, except as may be required by GAAP or any governmental authority;

               (ix) sell, transfer, convey, mortgage, encumber or otherwise dispose of any material properties or assets (including "other real estate owned") or interest therein;

               (x) foreclose upon or otherwise acquire any commercial real property prior to receipt and approval by Bankshares of a Phase I environmental review thereof;

               (xi) increase or decrease the rate of interest paid on deposit accounts, except in a manner and pursuant to policies consistent with Southern Financial's past practices;

               (xii) establish any new subsidiary;

               (xiii) materially deviate from policies and procedures existing as of the date of this Agreement with respect to (A) classification of assets, (B) the allowance for loan losses and (C) accrual of interest on assets, except as otherwise required by the provisions of this Agreement, applicable law or regulation or any governmental authority;

               (xiv) amend or change any provision of Southern Financial's Articles of Incorporation or Bylaws;

               (xv) make any capital expenditure which would exceed an aggregate of $500,000, except pursuant to commitments made prior to the date of this Agreement or as set forth in Schedule 5.2(b)(xv);

               (xvi) modify any outstanding loan or acquire any loan participation, unless such modification is made in the ordinary course of business, consistent with past practice;

               (xvii) incur or modify any indebtedness for borrowed money in excess of $5,000,000 or with a final maturity of greater than five years;

               (xviii) purchase any brokered certificates of deposit with a final maturity of greater than one year;

               (xix) prepay any indebtedness or other similar arrangements so as to cause Southern Financial to incur any prepayment penalty thereunder, other than any mandatory redemption of any of the Trust Preferred Issues;

               (xx) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment in, or purchase outside the ordinary course of business any property or assets of, any other individual, corporation or other entity;

               (xxi) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

               (xxii) settle any claim, action or proceeding involving payment by it of money damages in excess of $50,000 or impose any material restriction on its operations or the operations of any of its subsidiaries;

               (xxiii) restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported; or

               (xxiv) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency or agency-backed securities with final maturities or durations of one year or less; provided that with respect to any other investment in the ordinary course of business Bankshares shall notify Southern Financial via e-mail transmission within six (6) hours of receipt of notice regarding Southern Financial's intent to make such investment whether Bankshares consents to such investment and that if Bankshares fails to notify Southern Financial within such time frame, Bankshares shall be deemed to have consented to such investment.

     Section 5.3. Access to Properties and Records.

          (a) To the extent permitted by applicable law, Southern Financial shall and shall cause each of its Subsidiaries, upon reasonable notice from Bankshares to Southern Financial to: (i) afford the employees and officers and authorized representatives (including legal counsel, accountants and consultants) of Bankshares full access to the properties, books, records of Southern Financial and its Subsidiaries during normal business hours in order that Bankshares may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Southern Financial and its Subsidiaries, and
(ii) furnish Bankshares with such additional financial and operating data and other information as to the business and properties of Southern Financial as Bankshares shall, from time to time, reasonably request.

          (b) As soon as practicable after they become available, Southern Financial will deliver or make available to Bankshares all reports filed by Southern Financial with the appropriate federal or state banking or regulatory authority after the date of this Agreement. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis with previous accounting periods. In the event of the termination of this Agreement, Bankshares will return to Southern Financial all documents and other information obtained pursuant hereto and will keep confidential any information obtained pursuant to this Agreement. In the event of the termination of this Agreement, Bankshares will return to Southern Financial all documents and other information obtained pursuant hereto and will keep confidential any information obtained pursuant to Section 7.2 of this Agreement.

     Section 5.4. Information for Regulatory Applications and SEC Filings. To the extent permitted by law, Southern Financial will furnish Bankshares with all information concerning Southern Financial required for inclusion in (i) any application, filing, statement or document to be made or filed by Bankshares with any federal or state regulatory or supervisory authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement and (ii) any filings with the SEC, including the Registration Statement, and any applicable state securities authorities. Southern Financial agrees at any time, upon the request of Bankshares, to furnish to Bankshares a written letter or statement confirming the accuracy of the information with respect to Southern Financial contained in any report or other application or statement referred to in this Agreement, and confirming that the information with respect to Southern Financial and Southern Financial Bank contained in such document or draft was furnished by Southern Financial expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by Southern Financial expressly for use therein.

     Section 5.5. Standstill Provision. So long as this Agreement is in effect, neither Southern Financial nor any of its subsidiaries shall and Southern Financial agrees to use its reasonable best efforts to cause its and each of its subsidiaries' directors, officers, employees, agents and representatives not to entertain, solicit or encourage any inquiries, or provide any information to or negotiate with any other party any proposal which could reasonably be expected to lead to the merger, consolidation, acquisition, or sale of all or substantially all of the assets or any shares of capital stock of Southern Financial, except where the Board of Directors of Southern Financial determines, based on the advice of counsel, that the failure to furnish such information or participate in such negotiations or discussions would or could reasonably be deemed to constitute a breach of the fiduciary or legal obligations of Southern Financial's Board of Directors to its shareholders. Southern Financial agrees to notify Bankshares of any such unsolicited acquisition proposal orally, within one business day and in writing within three business days of its receipt, and provide reasonable detail as to the identity of the proposed acquiror and the nature of the proposed transaction. Southern Financial will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore that relate to any such unsolicited acquisition proposal. Southern Financial will take the necessary steps to inform the appropriate individuals or entities referred to in this Section 5.5 of the obligations undertaken in this Section
5.5. Southern Financial will promptly request each person (other than Bankshares and Essex) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with Southern Financial or any of its subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of Southern Financial or any of its Subsidiaries. Southern Financial shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its subsidiaries is a party.

     Section 5.6. Affiliates' Letters. No later than the fifteenth (15th) day following the date of execution of this Agreement, Southern Financial shall deliver to Bankshares, after consultation with legal counsel, a list of names and addresses of those persons who are then "affiliates" of Southern Financial within the meaning of Rule 144 under the Securities Act. There shall be added to such list the names and addresses of any other person (within the meaning of Rule 144) which Bankshares identifies (by written notice to Southern Financial within three business days after receipt of such list) as possibly being a person who may be deemed to be an "affiliate" of Southern Financial within the meaning of Rule 144. Southern Financial shall use all reasonable efforts to deliver, or cause to be delivered, to Bankshares not later than the thirtieth
(30th) day following the date of execution of this Agreement from each of the "Affiliates" of Southern Financial identified as aforesaid who own Southern Financial Common Stock and will acquire Bankshares Common Stock in the Merger, a letter dated as of the date of delivery thereof in the form of Exhibit B attached hereto.

     Section 5.7. Certain Policies and Actions of Southern Financial. At the request of Bankshares, Southern Financial shall cause Southern Financial Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be consistent with those of Provident Bank; provided, however, that Southern Financial shall not be required to take such action prior to the date on which the conditions set forth in Sections 12.1 and 12.2 have been satisfied, and until after receipt of written confirmation from Bankshares that it is not aware of any fact or circumstance that would prevent completion of the Merger, and provided further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. Southern Financial's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.7.

     Section 5.8. Completion of the Essex Merger. Subject to the terms and conditions of the Essex Merger Agreement, Southern Financial agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable to consummate the Essex Merger. Bankshares shall have the right to review in advance any filing made with, or written materials submitted to, any regulatory authority or the SEC in connection with the Essex Merger, provided that such review shall be completed in an expeditious manner, and shall have the right to approve any information regarding Bankshares or this Agreement contained in any such filing or written materials.

     Section 5.9. Trust Preferred Issues. As soon as practicable following the execution of this Agreement, Southern Financial shall hereof notify the trustees with respect to the Trust Preferred Issues, or any successor trustee named for purposes of the Trust Preferred Issues, of the execution of this Agreement and shall use every commercially reasonable effort to obtain from such trustees confirmation that (i) no Default or Event of Default (as those terms are defined in (A) the Capital Trust I Indenture and the related Guarantee Agreement, each dated May 24, 2000, (B) the Statutory Trust I Indenture and the related Guarantee Agreement, each dated September 7, 2000 and (C) the Trust III Indenture and the related Guarantee Agreement, each dated April 10, 2003) exists or is continuing; (ii) no Default or Event of Default will occur as a result of the execution, delivery and performance by Southern Financial of its obligations under the terms of this Agreement; and (iii) Southern Financial has not elected to exercise its right to commence an Extended Interest Payment Period as that term is defined in the Indentures and the Guarantee Agreements referred to in clause (i) of this Section 5.9.

                          VI. COVENANTS OF BANKSHARES

     Bankshares covenants and agree with Southern Financial as follows:

     Section 6.1. Shareholder Approval and Best Efforts. Bankshares will, as soon as practicable, take all steps under applicable law and its Articles of Incorporation and Bylaws, to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary and desirable. The Board of Directors of Bankshares will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby, unless otherwise required by their fiduciary duties under applicable law, Bankshares will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby. If the transaction is approved by such shareholders, Bankshares will take all reasonable action to aid and assist in the consummation of the Merger and the transactions contemplated hereby, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions which it reasonably considers necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement.

     Section 6.2. Activities of Bankshares Pending Closing.

          (a) From the date hereof to and including the Closing Date, as long as this Agreement remains in effect Bankshares shall (i) conduct its affairs (including, without limitation, the making of or agreeing to make any loans or other extensions of credit) only in the ordinary course of business consistent with past practices and prudent banking principles; (ii) use its best efforts to preserve intact its present business organizations, keep available the services of its present officers, directors, key employees and agents and preserve its relationships and goodwill with customers and advantageous business relationships; and (iii) except as required by law or regulation or expressly permitted by this Agreement, take no action which would adversely affect or delay the ability of Southern Financial or Bankshares to obtain any approvals from any regulatory agencies or other approvals required for consummation of the transactions contemplated hereby or to perform its obligations and agreements under this Agreement.

          (b) From the date hereof to and including the Closing Date, except (1) as expressly contemplated or permitted by this Agreement, (2) as required by law or regulation or (3) to the extent Southern Financial consents in writing (which consent shall not be unreasonably withheld), Bankshares shall not, and shall not permit any of its Subsidiaries to:

               (i) declare, pay or set aside for payment any dividends on or make any distributions in respect of its capital stock, other than its regular quarterly dividends;

               (ii) take or cause to be taken any action which would adversely affect or delay the ability of Southern Financial to obtain any approvals from any regulatory agencies or other approvals required for the consummation of the pending acquisition set forth in Schedule 3.28 or otherwise adversely affect the consummation of such pending acquisition;

               (iii) make any change in accounting methods, principles and practices, except as may be required by GAAP or any governmental authority; or

               (iv) take or cause to be taken any action which would reasonably be expected to prevent the Merger from qualifying as a reorganization under
     Section 368(a) of the Code.

     Section 6.3. Information for Regulatory Applications. To the extent permitted by law, Bankshares will furnish Southern Financial with all information concerning Bankshares required for inclusion in any application, filing, statement or document to be made or filed by Southern Financial with any federal or state regulatory or supervisory authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement. Bankshares agrees, upon the request of Southern Financial, to furnish to Southern Financial a written letter or statement confirming to the best of its knowledge the accuracy of the information with respect to Bankshares contained in any report or other application or statement referred to in Sections 6.4 or 6.5 of this Agreement, and confirming that the information with respect to Bankshares contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by Bankshares or Provident Bank expressly for use therein.

     Section 6.4. Registration Statement. As soon as practicable after the execution of this Agreement, Bankshares will prepare and file with the SEC a Registration Statement on Form S-4 under the Securities Act (the "Registration Statement") and any other applicable documents, relating to the shares of Bankshares Common Stock to be delivered to the shareholders of Southern Financial pursuant to this Agreement, and will use its best efforts to cause the Registration Statement to become effective. Southern Financial and its counsel shall be given the opportunity to participate in the preparation of the Registration Statement and shall have the right to approve the content of the Registration Statement with respect to Southern Financial and the Southern Financial meeting of shareholders. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to Southern Financial's shareholders, at the time of the Southern Financial Shareholders' Meeting held to approve the Merger, and at the Effective Time of the Merger, the prospectus included as part of the Registration Statement (the "Prospectus") will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Southern Financial for use in the Registration Statement or the Prospectus.

     Section 6.5. Applications. Bankshares will file all necessary regulatory notices and applications as soon as practicable after the execution of this Agreement and will provide Southern Financial with a copy of the non-confidential portions of notices, applications, statements or correspondence submitted to or received from regulatory authorities in connection with the Merger.

     Section 6.6. Nasdaq Listing. Bankshares will file all documents required to be filed to have the shares of Bankshares Common Stock to be issued pursuant to the Agreement included for quotation on Nasdaq and use its best efforts to effect said listing.

     Section 6.7. Rule 144 Compliance. For a period of not less than two years after the date hereof (or such shorter period of time as may be applicable for "Affiliates" of Southern Financial to sell shares of Bankshares Common Stock in accordance with Rule 145 of the Securities Act), Bankshares shall use its best efforts to file in a timely manner all reports with the SEC required to be filed by it pursuant to Section 13 and Section 15(d) of the Exchange Act.

     Section 6.8. Issuance of Bankshares Common Stock. The shares of Bankshares Common Stock to be issued by Bankshares to the shareholders of Southern Financial pursuant to this Agreement will, on the issuance and delivery to such shareholders pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Bankshares Common Stock to be delivered to the shareholders of Southern Financial pursuant to this Agreement are and will be free of any preemptive rights of the shareholders of Bankshares or any other person, firm or entity.

     Section 6.9. Indemnification; Insurance.

          (a) For a six-year period following the Effective Time, Bankshares (the "Indemnifying Party") shall indemnify and hold harmless each present and former director and officer of Southern Financial or an Southern Financial Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Southern Financial or any Southern Financial Subsidiary or is or was serving at the request of Southern Financial or any of the Subsidiaries of Southern Financial as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Articles of Incorporation of Southern Financial or the equivalent document of any Southern Financial Subsidiary, as applicable, in each case as in effect on the date hereof. Without limiting the foregoing, Bankshares also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Articles of Incorporation of Southern Financial or the equivalent document of any Subsidiary of Southern Financial as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.

          (b) Any Indemnified Party wishing to claim indemnification under this
Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

          (c) Prior the Effective Time, Bankshares shall use its best efforts to cause the persons serving as directors and officers of Southern Financial immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by Southern Financial (provided that Bankshares may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to the existing coverage limits of Southern Financial) for a six-year period following the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall Bankshares be required to expend for any one year an amount in excess of 175% of the annual premium currently paid by Southern Financial for such insurance (the "Insurance Amount"), and further provided that if Bankshares is unable to maintain or obtain the insurance called for by this Section 6.8(c) as a result of the preceding provision, Bankshares shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

          (d) If Bankshares or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, the successors and assigns of Bankshares shall assume the obligations set forth in this Section 6.9.

     Section 6.10. Assumption of Southern Financial Stock Options.

          (a) At the Effective Time, each outstanding and unexercised Southern Financial Stock Option which the holder thereof has elected to be converted into options to acquire shares of Bankshares Common Stock shall be assumed by Bankshares as provided in Section 2.2 hereof.

          (b) Bankshares shall take all corporate action necessary to reserve for issuance at all times after the Effective Time a sufficient number of shares of Bankshares Common Stock for delivery upon exercise of Southern Financial Stock Options assumed by Bankshares in accordance with Section 2.2. Immediately following the Effective Time, Bankshares shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Bankshares Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of the registration statement (and maintain the current status of the prospectus contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Bankshares shall administer the Southern Financial Stock Option Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     Section 6.11. Supplemental Indentures. Bankshares agrees that at or prior to the Effective Time it will enter into (i) a supplemental indenture to the Capital Trust I Indenture dated May 24, 2000 assuming the obligations and performance of the covenants of Southern Financial under the Capital Trust I Indenture at the Effective Time in accordance with Section 9.01 of Capital Trust I Indenture, (ii) a supplemental indenture to the Statutory Trust I Indenture dated September 7, 2000 assuming the obligations and performance of the covenants of Southern Financial under the Statutory Trust I Indenture at the Effective Time in accordance with Section 9.1 of Statutory Trust I Indenture, and (iii) a supplemental indenture to the Trust III Indenture dated April 10, 2003 assuming the obligations and performance of the covenants of Southern Financial under the Trust III Indenture at the Effective Time in accordance with
Section 9.01 of Trust II Indenture.

     Section 6.12. Certain Employee Matters.

          (a) Bankshares shall pay any employee of Southern Financial or any of its Subsidiaries who is not otherwise covered by a specific employment, termination, severance or change in control agreement and who is terminated by Bankshares or Provident Bank for reasons other than cause (which shall mean gross negligence or dereliction in the performance of such employee's duties, dishonesty or commission of a crime), the severance benefits in accordance with Bankshares' severance policy then in effect, provided that such employee shall be credited with his prior service with Southern Financial for the purposes of determining the severance benefits available to such employee.

          (b) Southern Financial shall prepare a list of retention bonuses to be paid to key employees of Southern Financial and its Subsidiaries who will not be offered continuing positions with Bankshares or its Subsidiaries, in order to help retain such key employees through the Effective Time, provided that the aggregate amount of any such retention bonuses shall not exceed $300,000. Bankshares agrees that at or prior to the Effective Time, Southern Financial may, with the prior approval of Bankshares, which approval shall not be unreasonably withheld, pay such retention bonuses.

     Section 6.13. Appointment of Directors. Bankshares agrees, at the Effective Time, to take all actions necessary to (i) increase by two (2) the number of positions on the Bankshares Board of Directors and (ii) cause each of Georgia S. Derrico and R. Roderick Porter to be elected or appointed as a director of Bankshares at the Effective Time, if each is still a member of the Southern Financial Board of Directors immediately prior to the Effective Time and if each is willing and eligible to serve as a director of Bankshares.

                       VII. MUTUAL COVENANTS OF BANKSHARES
                             AND SOUTHERN FINANCIAL

     Section 7.1. Notification; Updated Disclosure Schedules. Southern Financial shall give prompt notice to Bankshares, and Bankshares shall give prompt notice to Southern Financial, of (i) any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any material respect, including, without limitation, as a result of any change in a Schedule, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 7.2. Confidentiality. Neither Bankshares nor Southern Financial will, directly or indirectly, before or after the consummation or termination of this Agreement, disclose any confidential information, whether written or oral ("Subject Information") acquired from the other party to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process or, after termination of this Agreement pursuant to Section 9.1 hereof, use such Subject Information for its own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances. The term "Subject Information" does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party, (ii) was available to the disclosing party on a nonconfidential basis from a source other than the nondisclosing party or (iii) was independently acquired or developed without violating any obligations of this Agreement.

     Section 7.3. Publicity. Except as otherwise required by applicable law or in connection with the regulatory application process, as long as this Agreement is in effect, neither Bankshares nor Southern Financial shall, nor shall they permit any of their officers, directors or representatives to, issue or cause the publication of any press release or public announcement with respect to, or otherwise make any public announcement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 7.4. Employee Benefit Plans.

          (a) Southern Financial shall execute and deliver such instruments and take such other actions as Bankshares may reasonably require in order to cause the amendment or termination of any of its employee benefit plans on terms satisfactory to Bankshares and in accordance with applicable law and effective as of the Closing Date. Bankshares agrees that the employees of Southern Financial who continue their employment after the Closing Date (the "Southern Financial Employees") will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Bankshares and Provident Bank, in accordance with the respective terms of such plans and programs, and Bankshares shall take all actions necessary or appropriate to facilitate coverage of the Southern Financial Employees in such plans and programs from and after the Closing Date, subject to paragraphs (b) and (c) of this Section 7.4.

          (b) Each Southern Financial Employee will be entitled to credit for prior service with Southern Financial for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (including any severance programs but excluding stock option plans), sponsored by Bankshares or Provident Bank to the extent Southern Financial sponsored a similar type of plan in which the Southern Financial Employees participated immediately prior to the Closing Date. Any eligibility waiting period and pre-existing condition exclusion applicable to such plans and programs shall be waived with respect to each Southern Financial Employee and their eligible dependents. For purposes of determining Southern Financial Employee's benefit for the calendar year in which the Merger occur under Bankshares' vacation program, any vacation taken by the Southern Financial Employee immediately preceding the Closing Date for the calendar year in which the Merger occur will be deducted from the total Bankshares vacation benefit available to such Southern Financial Employee for such calendar year. Bankshares further agrees to credit each Southern Financial Employee and their eligible dependents for the year during which coverage under Bankshares' group health plan begins, with any deductibles already incurred during such year, under Southern Financial's group health plan.

          (c) Each Southern Financial Employee shall be entitled to credit for past service with Southern Financial for the purpose of satisfying any eligibility or vesting periods applicable to Bankshares' employee benefit plans which are subject to Sections 401(a) and

501(a) of the Code (including, without limitation, Bankshares' 401(k) Profit Sharing Plan), except for Bankshares' cash balance pension plan.

                                 VIII. CLOSING

     Section 8.1. Closing. Subject to the other provisions of this Article VIII, on a mutually acceptable date ("Closing Date") as soon as practicable within a thirty (30) day period commencing with the latest of the following dates:

          (a) the receipt of shareholder approval and the last approval from any requisite regulatory or supervisory authority and the expiration of any statutory or regulatory waiting period which is necessary to effect the Merger; or

          (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding and Bankshares or Southern Financial, pursuant to Section 12.1 herein, have elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of each of Bankshares and Southern Financial, to the consummation of the transactions contemplated herein, or such prior date as each of Bankshares and Southern Financial shall elect whether or not such proceeding has been brought to a conclusion.

A meeting ("Closing") will take place at which the parties to this Agreement will deliver the certificates and other documents required to be delivered under Articles X, XI and XII hereof and any other documents and instruments as may be necessary or appropriate to effect the transactions contemplated by this Agreement. The Closing shall take place at the offices of Bracewell & Patterson, L.L.P. in Reston, Virginia, or at such other place to which the parties hereto may mutually agree.

     Section 8.2. Effective Time. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement including, among other conditions, the receipt of any requisite approvals of the shareholders of Southern Financial and the regulatory approvals of the Federal Reserve Board, FDIC, OTS, OCC and any other federal or state regulatory agency whose approval must be received in order to consummate the Merger, the Merger shall become effective, and the effective time of the Merger shall occur, at the date and time specified in the articles of merger to be filed with the Maryland State Department of Assessments and Taxation and the State Corporation Commission of Virginia ("Effective Time").

                                IX. TERMINATION

     Section 9.1. Termination.

          (a) This Agreement may be terminated by action of the Board of Directors of Bankshares or Southern Financial at any time prior to the Effective Time if:

               (i) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and non-appealable;

               (ii) any of the transactions contemplated by this Agreement are disapproved by any regulatory authority or other person whose approval is required to consummate any of such transactions; or

               (iii) the Merger shall not have become effective on or before September 30, 2004, or such later date as shall have been approved in writing by the Boards of Directors of Bankshares and Southern Financial; provided, however, that the right to terminate under this Section 9.1(a)(iii) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or has resulted in, the failure of the Merger to become effective on or before such date.

          (b) This Agreement may be terminated at any time prior to the Closing by the Board of Directors of Southern Financial if (i) Bankshares shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Bankshares contained herein shall be inaccurate in any material respect or (ii) if the conditions set forth in Article XI have not been met or waived by Southern Financial. In the event the Board of Directors of Southern Financial desires to terminate this Agreement because of an alleged breach or inaccuracy or change as provided in (i) above, such Board of Directors must notify Bankshares in writing of its intent to terminate stating the reason therefor. Bankshares shall have fifteen (15) days from the receipt of such notice to cure the alleged breach or inaccuracy, subject to the approval of Southern Financial (which approval shall not be unreasonably withheld).

          (c) This Agreement may be terminated at any time prior to the Closing by action of the Board of Directors of Bankshares if (i) Southern Financial shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Southern Financial contained herein shall be inaccurate in any material respect or (ii) if the conditions set forth in Article X have not been met or waived by Bankshares. In the event the Board of Directors of Bankshares desires to terminate this Agreement because of an alleged breach or inaccuracy or change as provided in (i) above, the Board of Directors must notify Southern Financial in writing of its intent to terminate stating the cause therefor. Southern Financial shall have fifteen (15) days from the receipt of such notice to cure the alleged breach or inaccuracy, subject to the approval of Bankshares (which approval shall not be unreasonably withheld).

          (d) This Agreement may be terminated at any time prior to the Closing by either Bankshares or Southern Financial if the approval of the shareholders of Bankshares or Southern Financial contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the meeting of shareholders of Bankshares or Southern Financial at which they consider the Agreement.

          (e) This Agreement may be terminated at any time prior to the Closing upon the mutual written consent of Bankshares and Southern Financial and the approval of such action by their respective Boards of Directors.

          (f) This Agreement may be terminated at any time prior to the Closing by the Board of Directors of Southern Financial if prior to the Effective Time, Southern Financial shall have received a bona fide Acquisition Proposal (as defined in Section 9.3(c)) and the Southern Financial Board of Directors determines in its good faith judgment and in the exercise of its fiduciary duties, based as to legal matters on the written advice of independent legal counsel and as to financial matters on the written advice of Sandler O'Neill & Partners, L.P. or an investment banking firm of national reputation, that such alternative Acquisition Proposal (if consummated pursuant to its terms) is a Superior Proposal (as defined in Section 9.3(d)) and that the failure to terminate this Agreement and accept such Superior Proposal would be inconsistent with the proper exercise of such fiduciary duties; provided, however, that termination under this clause (f) shall not be deemed effective until payment of the Termination Fee required by Section 9.3.

          (g) This Agreement may be terminated at any time prior to the Closing by the Board of Directors of Bankshares if the Southern Financial Board of Directors shall have (i) resolved to accept an Acquisition Proposal, (ii) recommended to the shareholders of Southern Financial that they tender their shares in a tender or exchange offer commenced by a third party or (iii) withdrawn or modified, in any manner that is adverse to Bankshares, its recommendation or approval of this Agreement or the Merger or recommended to the Southern Financial shareholders acceptance or approval of any alternative Acquisition Proposal, or shall have resolved to do the foregoing.

          (h) This Agreement may be terminated any time prior to Closing by the Board of Directors of Southern Financial at any time during the five-day period following the Determination Date (as defined below), if:

                    (1) the Average Closing Price (as defined below) shall be less than the product of 0.80 and the Starting Price (as defined below); and

                    (2) (a) the number obtained by dividing the Average Closing Price (as defined below) by the Starting Price (such number being referred to herein as the "Bankshares Ratio") shall be less than (b) the number obtained by dividing the Index Price (as defined below) on the Determination Date by the Index Price on the Starting Date (as defined below) and subtracting 0.20 from such quotient;

subject to the following. If Southern Financial elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Bankshares; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period. During the five-day period commencing with its receipt of such notice, Bankshares shall have the option of increasing the Exchange Ratio and/or the Cash Consideration in a manner such that the conditions set forth in either clauses (1) or (2) above shall be deemed not to exist; provided, however, that the Cash Consideration shall not be increased in a manner that would cause the failure of the conditions set forth in Section 12.3 hereof. For purposes hereof, the condition set forth in clause (1) above shall be deemed not to exist if the Exchange Ratio and/or the Cash Consideration is increased so that the Per Share Consideration (as defined below) after such increase is not less than the Per Share Consideration that would have been in effect if the condition set forth in clause (1) above did not exist. For purposes hereof, the condition set forth in clause (2) above shall be deemed not to exist if the

Exchange Ratio and/or the Cash Consideration is increased so that the Per Share Consideration after such increase is not less than the Per Share Consideration that would have been in effect if the condition set forth in clause (2) above did not exist. If Bankshares makes this election, within such five-day period, it shall give prompt written notice to Southern Financial of such election and the revised Exchange Ratio and/or Cash Consideration, whereupon no termination shall have occurred pursuant to this Section 9.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio and/or Cash Consideration shall have been so modified), and any references in this Agreement to "Exchange Ratio" and "Cash Consideration" shall thereafter be deemed to refer to the Exchange Ratio and Cash Consideration after giving effect to any adjustment made pursuant to this Section 9.1(h). For purposes of this
Section 9.1(h) and the following Section 9.1(i), the following terms shall have the meanings indicated:

     "Average Closing Price" means the average of the last reported sale prices per share of Bankshares Common Stock as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days ending on the Determination Date.

     "Determination Date" shall mean the date on which the last approval, consent or waiver of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement is received, without regard to any requisite waiting period in respect thereof.

     "Index Price" on a given date means the closing value of the Nasdaq Bank Index.

     "Per Share Consideration" shall mean the sum of (A) the Exchange Ratio multiplied by the Average Closing Price and (B) the Cash Consideration.

     "Starting Price" shall mean last reported sale prices per share of Bankshares Common Stock as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) on the Starting Date.

     "Starting Date" shall mean the second full trading day after the announcement by press release of the Merger.

     If Bankshares declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of Bankshares shall be appropriately adjusted for the purposes of applying this Section 9.1(h) and the following Section 9.1(i).

          (i) This Agreement may be terminated any time prior to Closing by the Board of Directors of Southern Financial at any time during the three-day period following the Determination Date, if:

                    (1) the Average Closing Price shall be less than the product of 0.70 and the Starting Price; and

                    (2) (a) the number obtained by dividing the Average Closing Price by the Starting Price shall be less than (b) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.30 from such quotient.

     Section 9.2. Effect of Termination. In the event of termination of this Agreement by either Bankshares or Southern Financial as provided in Section 9.1 or the abandonment of the Merger without breach by any party hereto, this Agreement (other than Section 7.2) shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 9.2 shall relieve any party hereto of any liability for a breach of this Agreement.

     Section 9.3. Termination Fee. To compensate Bankshares for entering into this Agreement, taking actions to consummate the transactions contemplated hereunder and incurring the costs and expenses related thereto and other losses and expenses, including foregoing the pursuit of other opportunities by Bankshares, Southern Financial and Bankshares agree as follows:

          (a) Provided that Bankshares shall not be in material breach of any covenant or obligation under this Agreement (which breach has not been cured promptly following receipt of written notice thereof by Southern Financial specifying in reasonable detail the basis of such alleged breach), Southern Financial shall pay to Bankshares the sum of $10,000,000 (the "Termination Fee") if this Agreement is terminated (i) by Southern Financial under the provisions of Section 9.1(f), (ii) by either Bankshares or Southern Financial under the provisions of Section 9.1(d), if at the time of any failure by the shareholders of Southern Financial to approve and adopt this Agreement and the Merger there shall exist an Acquisition Proposal with respect to Southern Financial and, within twelve months of the termination of this Agreement, Southern Financial enters into a definitive agreement with any third party with respect to any Acquisition Proposal or (iii) by Bankshares under the provisions of Section 9.1(g).

          (b) Any payment required by paragraph (a) of this Section 9.3 shall become payable within two (2) business days after receipt by the non-terminating party of written notice of termination of this Agreement.

          (c) For purposes of this Agreement, "Acquisition Proposal" means a written offer or proposal which contains a fixed price per share or a mathematically ascertainable formula for calculating a price per share for the Southern Financial Common Stock regarding any of the following (other than the transactions contemplated by this Agreement) involving Southern Financial or any
Subsidiary: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution or other similar transaction involving any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or substantially all of the assets or equity securities or deposits of, Southern Financial or any Subsidiary, in a single transaction or series of related transactions which could reasonably be expected to impede, interfere with, prevent or materially delay the completion of the Merger; (ii) any tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Southern Financial or the filing of a registration statement under the Securities Act in connection therewith; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (d) For purposes of this Agreement, "Superior Proposal" means a bona fide Acquisition Proposal made by a third person that the Board of Directors of Southern Financial determines in its good faith judgment to be more favorable to Southern Financial's shareholders than the Merger (taking into account, in good faith, the written opinion, with only customary qualifications, of Southern Financial's independent financial advisor that the value of the consideration to Southern Financial's shareholders provided for in such proposal exceeds the value of the consideration to Southern Financial's shareholders provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Southern Financial (taking into account, in good faith, the written advice of Southern Financial's independent financial advisor), is reasonably capable of being obtained by such third person.

                   X. CONDITIONS TO OBLIGATIONS OF BANKSHARES

     The obligation of Bankshares under this Agreement to consummate the Merger is subject to the satisfaction, at or prior to the Closing Date of the following conditions, which may be waived by Bankshares in its sole discretion:

     Section 10.1. Compliance with Representations and Warranties. The representations and warranties made by Southern Financial in this Agreement must have been true in all material respects when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except to the extent such representations and warranties are by their express provisions made as of a specified date, and Bankshares shall have been furnished with a certificate, executed by an appropriate representative of Southern Financial and dated as of the Closing Date, to the foregoing effect.

     Section 10.2. Performance of Obligations. Southern Financial shall have performed or complied in all material respects with all covenants and obligations required by this Agreement to be performed and complied with prior to or at the Closing. Bankshares shall have received a certificate signed by the by an appropriate representative of Southern Financial to that effect.

     Section 10.3. The Essex Merger. The Essex Merger shall have been consummated or the Essex Merger Agreement shall have been terminated in accordance with its terms and, if the Essex Merger Agreement shall have been terminated, no action or proceeding shall have been instituted against Southern Financial by any person or entity to obtain damages or other relief in connection with the termination of the Essex Merger Agreement that, if decided adversely to Bankshares, would have, or which may reasonably be foreseen to have, a Material Adverse Effect on Bankshares.

              XI. CONDITIONS TO OBLIGATIONS OF SOUTHERN FINANCIAL

     The obligation of Southern Financial under this Agreement to consummate the Merger is subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by Southern Financial in its sole discretion:

     Section 11.1. Compliance with Representations and Warranties. The representations and warranties made by Bankshares in this Agreement must have been true in all materials respects when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except to the extent such representations and warranties are by their express provisions made as of a specified date, and Southern Financial shall be furnished with a certificate, executed by an appropriate representative of Bankshares and dated as of the Closing Date, to the foregoing effect.

     Section 11.2. Performance of Obligations. Bankshares shall have performed or complied in all material respects with all covenants and obligations required by this Agreement to be performed and complied with prior to or at the Closing. Southern Financial shall have received a certificate signed by the by an appropriate representative of Bankshares to that effect.

             XII. CONDITIONS TO RESPECTIVE OBLIGATIONS OF BANKSHARES
                             AND SOUTHERN FINANCIAL

     The respective obligations of Bankshares and Southern Financial under this Agreement are subject to the satisfaction of the following conditions which may be waived by Bankshares and Southern Financial, respectively, in their sole discretion:

     Section 12.1. Government Approvals. Bankshares shall have received the approval, or waiver of approval, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, including the Federal Reserve Board and any other regulatory agency whose approval must be received in order to consummate the Merger, which approvals shall not impose any restrictions on the operations of Bankshares or the Continuing Corporation which are unacceptable to Bankshares, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority or any third party (except shareholders asserting dissenters' rights) by formal proceeding. It is understood that, if any such contest is brought by formal proceeding, Bankshares or Southern Financial may, but shall not be obligated to, answer and defend such contest or otherwise pursue the Merger over such objection.

     Section 12.2. Shareholder Approval. The shareholders of Southern Financial and Bankshares shall have approved this Agreement by the requisite vote.

     Section 12.3. Tax Opinion. Southern Financial and Bankshares shall have received an opinion of counsel to Bankshares to the effect that on the basis of certain facts, representations and opinions set forth in such opinion that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel may require and rely upon and may incorporate by reference representations and covenants, including those contained in certificates of officers and/or directors of Southern Financial, Bankshares and others.

     Section 12.4. Registration of Bankshares Common Stock. The Registration Statement covering the shares of Bankshares Common Stock to be issued in the Merger shall have become effective under the Securities Act and no stop orders suspending such effectiveness shall be in effect, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated or continuing, or have been threatened and be unresolved, and all necessary approvals under state's securities laws relating to the issuance or trading of the Bankshares Common Stock to be issued in the Merger shall have been received.

     Section 12.5. Listing of Bankshares Common Stock. The shares of Bankshares Common Stock to be delivered to the shareholders of Southern Financial pursuant to this Agreement shall have been authorized for listing on Nasdaq.

                              XIII. MISCELLANEOUS

     Section 13.1. Definitions. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          (a) "Affiliate" means any natural person, corporation, general partnership, limited partnership proprietorship, other business organization, trust, union, association or governmental authority that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.

          (b) "Material Adverse Effect" with respect to any party means any effect that is material and adverse to (i) the financial position, business or results of operations or financial performance of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by governmental authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to savings associations or banks generally, (iii) changes in general economic conditions affecting savings associations and banks generally, (iv) any modifications or changes to valuation policies and practices in connection with the transactions contemplated hereby or restructuring charges taken in connection with the transactions contemplated hereby, in each case in accordance with GAAP, (v) reasonable expenses incurred in connection with the transactions contemplated hereby and (vi) the effects of any action or omission taken pursuant to this Agreement or with the prior consent of Bankshares.

     Section 13.2. Non-Survival of Representations and Warranties. The representations, warranties, covenants and agreements of Bankshares and Southern Financial contained in this Agreement shall terminate at the Closing, other than covenants that by their terms are to be performed after the Effective Time (including, without limitation, Sections 6.8, 6.9, 6.11, 7.2 and 7.4 hereof), which shall survive the Closing. Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any person, firm or entity, including without limitation any shareholder or former shareholder.

     Section 13.3. Amendments. This Agreement may be amended only by a writing signed by Bankshares and Southern Financial at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that the Merger Consideration to be received by the shareholders of Southern Financial pursuant to this Agreement shall not be decreased subsequent to the approval of the transactions contemplated by the Agreement without the further approval by such shareholders.

     Section 13.4. Expenses. Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement. Similarly, each party agrees to indemnify the other parties against any cost, expense or liability (including reasonable attorneys' fees) in respect of any claim made by any party for a broker's or finder's fee in connection with this transaction other than one based on communications between the party and the claimant seeking indemnification.

     Section 13.5. Notices. Except as explicitly provided herein, any notice given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

     If to Bankshares:

     Provident Bankshares Corporation
     114 East Lexington Street
     Baltimore, Maryland 21202
     Fax No. (410) 277-2854
     Attention: Mr. Gary N. Geisel

     With a copy to:

     Muldoon Murphy & Faucette LLP
     5101 Wisconsin Avenue, N.W.
     Washington, D.C.  20016
     Fax No. (202) 966-9409
     Attention: Mr. Paul M. Aguggia

     If to Southern Financial:

     Southern Financial Bancorp, Inc.
     37 East Main Street
     Warrenton, Virginia 20186
     Fax No. (540) 349-3904

     Attention: Ms. Georgia S. Derrico

     With a copy to:

     Bracewell & Patterson, L.L.P.
     711 Louisiana Street, Suite 2900
     Houston, Texas 77002-2781
     Fax No. (713) 222-3256
     Attention: Mr. William T. Luedke IV

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail. All notices sent by courier as provided above shall be deemed delivered one day after being sent and all notices sent by facsimile shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided. Notices permitted to be sent via e-mail shall be deemed delivered only if sent to such persons at such e-mail addresses as may be set forth in writing.

     Section 13.6. Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Maryland and, to the extent applicable, by the laws of the United States of America.

     Section 13.7. Headings. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

     Section 13.8. Modifications or Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

     Section 13.9. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

     Section 13.10. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties.

     Section 13.11. Consolidation of Agreements. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement which (together with any agreements executed by the parties hereto contemporaneously with or subsequent to the execution of this Agreement) shall be the sole expression of the agreement of the parties respecting the Merger. Except for the Indemnified Parties' right to enforce Bankshares' obligation under Section 6.9, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 13.12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

     Section 13.13. Binding on Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, trustees, administrators, guardians, successors and assigns.

     Section 13.14. Gender. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires.

     Section 13.15. Disclosures. Any disclosure made in any document delivered pursuant to this Agreement or referred to or described in writing in any section of this Agreement or any schedule attached hereto shall be deemed to be disclosure for purposes of any section herein or schedule hereto.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                             PROVIDENT BANKSHARES CORPORATION



                                             By: /s/ Gary N. Geisel
                                                --------------------------------


ATTEST:


By: /s/ Robert L. Davis
   ----------------------


                                             SOUTHERN FINANCIAL BANCORP, INC.



                                             By: /s/ Georgia S. Derrico
                                                --------------------------------



ATTEST:


By: /s/ Richard P. Steele
   ----------------------




            [Signature Page to Agreement and Plan of Reorganization]

                                                                       EXHIBIT A

                               ____________, 2003

Provident Bankshares Corporation
114 East Lexington Street
Baltimore, Maryland 21202

Attn:    Board of Directors

To the Board of Directors:

         The undersigned is a director of Southern Financial Bancorp, Inc. ("Southern Financial") and the beneficial holder of shares of common stock of Southern Financial (the "Southern Financial Common Stock").

         Provident Bankshares Corporation ("Provident") and Southern Financial are considering the execution of an Agreement and Plan of Reorganization (the "Agreement") contemplating the acquisition of Southern Financial through the merger of Southern Financial with and into Provident (the "Merger"). The execution of the Agreement by Provident is subject to the execution and delivery of this letter agreement.

         In consideration of the substantial expenses that Provident will incur in connection with the transactions contemplated by the Agreement and to induce Provident to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of Southern Financial, and not in his capacity as a director or officer of Southern Financial, as follows:

         1. While this letter agreement is in effect the undersigned shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber prior to the record date of Southern Financial's shareholder meeting any or all of his shares of Southern Financial Common Stock, except (i) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (ii) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, or
(iii) transfers of shares acquired upon the exercise of stock options after the date of this Agreement or in connection with the vesting of restricted stock, or
(b) deposit any shares of Southern Financial Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Southern Financial Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of Southern Financial for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

         2. While this letter agreement is in effect the undersigned shall vote or cause to be voted all of the shares of Southern Financial Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired: (a) for the approval of the Agreement and the

Merger at Southern Financial's shareholder meeting; and (b) against (i) any extraordinary corporate transaction (other than the Merger and the proposed merger with Essex Bancorp, Inc.), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Southern Financial or any of its subsidiaries; or (ii) the sale or transfer of a material amount of the assets of Southern Financial or any of its subsidiaries.

         3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Provident shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

         4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of Southern Financial and, if applicable, shall not in any way limit or affect actions the undersigned may take in his capacity as a director or officer of Southern Financial.

         5. This letter agreement shall automatically terminate upon the earlier of (i) the favorable vote of Southern Financial's stockholders with respect to the approval of the Agreement and the Merger, (ii) the termination of the Agreement in accordance with its terms or (iii) the Effective Time (as that term is defined in the Agreement) of the Merger.

         6. As of the date hereof, the undersigned has voting power with respect to _______ shares of Southern Financial Common Stock.

         IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

                                              Very truly yours,

                                              -----------------------------

                                              -----------------------------
                                              Print Name

Accepted and agreed to as of the date first above written:

Provident Bankshares Corporation

-----------------------------
Name:
Title:

                                                                       EXHIBIT B

                              _______________, 2003

Provident Bankshares Corporation
114 Lexington Street
Baltimore, Maryland

Attn: Board of Directors

To the Board of Directors:

         I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Southern Financial Bancorp, Inc., a Virginia corporation ("Southern Financial"), as that term is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Reorganization, dated as of November ___, 2003 (the "Merger Agreement"), by and between Southern Financial and Provident Bankshares Corporation, a Maryland corporation ("Provident"), Southern Financial plans to merge with and into Provident (the "Merger").

         I further understand that as a result of the Merger, I will receive shares of common stock, par value $1.00 per share, of Provident ("Provident Common Stock") in exchange for shares of common stock, par value $0.01 per share, of Southern Financial ("Southern Financial Common Stock").

         I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Provident Common Stock, to the extent I felt necessary, with my counsel or counsel for Southern Financial.

         I represent, warrant and covenant with and to Provident that with regard to any shares of Provident Common Stock that I receive as a result of the
Merger:

         1. I shall not make any sale, transfer, or other disposition of such shares of Provident Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or
(iii) in the opinion of counsel in form and substance reasonably satisfactory to Provident, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the Securities Act.

         2. I understand that Provident is under no obligation to register the sale, transfer or other disposition of shares of Provident Common Stock by me or on my behalf under the Securities Act or to take any other action necessary to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to Provident's transfer agent with respect to shares of Provident Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued as a result of the merger of Southern Financial Bancorp, Inc. with and into Provident Bankshares Corporation on ______________, 2004, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Provident Bankshares Corporation, a copy of which agreement is on file at the principal offices of Provident Bankshares Corporation."

         4. I understand that, unless transfer by me of the Provident Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Provident reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from [SHAREHOLDER] who, in turn, received such shares as a result of the merger of Southern Financial Bancorp, Inc. with and into Provident Bankshares Corporation on ______________, 2004, in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Provident (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Provident, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to Provident that Provident Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

         I further understand and agree that the provisions of Rule 145 shall apply to all shares of Provident Common Stock that my spouse, any relative of mine, or any relative of my spouse, any one of whom has the same home as me, receives as a result of the Merger and I further represent, warrant and covenant with and to Provident that I will have, and will cause each of such persons to have, all shares of Southern Financial Common Stock owned (other than shares held through tax-qualified retirement or benefit plans) by me or such persons registered in my name or the name of such persons, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker or dealer, nominee or clearing house.

                                           Very truly yours,

                                           By: ________________________________
                                           Name:

Accepted this ____ day of _____________ 2003.

Provident Bankshares Corporation

By: ______________________________________
    Name:
    Title: